As filed with the Securities and Exchange Commission on August 24, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UBS AG

(Exact Name of Registrant
as Specified in Its Charter)

Switzerland	6021	98-0186363
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial classification Code Number)	(IRS Employer Identification No.)

Bahnhofstrasse 45, 8001 Zurich,

Switzerland, +41 44 234 11 11 and

Aeschenvorstadt 1, 4051 Basel,

Switzerland, +41 61 288 20 20

(Address, including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

David Kelly, Esq.
600 Washington Boulevard, Stamford, Connecticut 06901

+1-203-719-3000

(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copies to:

John Horsfield-Bradbury, Esq.

Catherine M. Clarkin, Esq.

Sullivan & Cromwell LLP

1 New Fetter Lane, London EC4A 1AN, United Kingdom
+44 20 7959 8900

Approximate date of commencement of proposed sale to the public: Pursuant to Rule 162 under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Offers described herein may commence prior to the effectiveness of this registration statement. The Exchange Offers cannot, however, be completed prior to the time this registration statement becomes effective. Accordingly, any actual acceptance of securities for exchange pursuant to the Exchange Offers will occur only after this registration statement is effective, subject to the conditions set forth in this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933:

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not settle the Exchange Offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2023

PRELIMINARY PROSPECTUS

UBS AG

Offers to Exchange

All Outstanding 1.250 per cent. Notes due June 2026

for

1.250% Notes due June 1, 2026

and

All Outstanding 4.500 per cent. Notes due 26 June 2048

for

4.500% Notes due June 26, 2048

Each Exchange Offer will expire at one minute after 11:59 p.m., New York City time, on [●], 2023, unless extended

UBS AG, acting through its London branch, is offering to exchange, on the terms and conditions described in this prospectus (including the applicable Minimum Size Condition (as defined below)), (i) all of its outstanding 1.250 per cent. Notes due June 2026 (ISIN No. US902674YH70 (144A) and USH7220NAN06 (Reg S); CUSIP No. 902674YH7 (144A) and H7220NAN0 (Reg S)) (the “2026 Original Notes”) for a like principal amount of new 1.250% Notes due June 1, 2026 (the “2026 Exchange Notes”), and (ii) all of its outstanding 4.500 per cent. Notes due 26 June 2048 (ISIN No. US902674XN57 (144A) and USH7220NAG54 (Reg S); CUSIP No. 902674 XN5 (144A) and H7220N AG5 (Reg S)) (the “2048 Original Notes” and together with the 2026 Original Notes, the “Original Notes”) for a like principal amount of new 4.500% Notes due June 26, 2048 (the “2048 Exchange Notes” and together with the 2026 Exchange Notes, the “Exchange Notes”). We refer to each of these offers as an “Exchange Offer” and together as the “Exchange Offers.”

As of the date of this prospectus, $1,000,000,000 aggregate principal amount of the 2026 Original Notes is outstanding and $1,000,000,000 aggregate principal amount of the 2048 Original Notes is outstanding.

Tenders of Original Notes in connection with any of the Exchange Offers may be withdrawn at any time prior to one minute after 11:59 p.m., New York City time, on [●], 2023 (such date, as may be extended as described herein, for each Exchange Offer, the “Expiration Date”). As from one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, Original Notes that were tendered may not be validly withdrawn unless UBS AG is otherwise required by law to permit withdrawal.

The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or waiver, where permitted, of the conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers,” including the applicable Minimum Size Condition. We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by one minute after 11:59 p.m., New York City time, on the applicable Expiration Date.

No Original Notes of a given series will be accepted for exchange unless, with respect to each series of Exchange Notes, the aggregate principal amount of Exchange Notes to be issued on the applicable Settlement Date in exchange for the corresponding series of Original Notes is greater than or equal to $500,000,000 (such condition, the “Minimum Size Condition”).

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Subject to applicable law, each Exchange Offer is being made independently of the other Exchange Offer, and we reserve the right to terminate, withdraw or amend each Exchange Offer independently of the other Exchange Offer at any time and from time to time, as described in this prospectus.

The Exchange Notes of a series will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Accordingly, holders of Original Notes must tender a minimum aggregate principal amount of $200,000 of a series of Original Notes in order to participate in the Exchange Offer for such series. Original Notes of a series having an aggregate principal amount of less than $200,000 will not be accepted for exchange in any of the Exchange Offers.

In exchange for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, holders will be eligible to receive $1,000 principal amount of Exchange Notes of the corresponding series (the “Exchange Consideration”).

Each Exchange Note issued in exchange for an Original Note will have an interest rate and maturity date that are identical to the interest rate and maturity date of such tendered Original Note, as well as identical interest payment dates. No accrued but unpaid interest will be paid on the Original Notes in connection with the applicable Exchange Offer. Instead, the first interest payment for each series of Exchange Notes issued in the exchange will have accrued from (and including) the most recent interest payment date for the Original Notes of the corresponding series on which interest was paid. However, the terms of the Exchange Notes will differ from the terms of the Original Notes in certain other important respects. See “Comparison of Material Terms between the Exchange Notes and the Original Notes.”

Each series of Exchange Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”). The transfer restrictions applicable to the Original Notes will not apply to the Exchange Notes.

We plan to issue the Exchange Notes on or about the second business day following the applicable Expiration Date (each such day, a “Settlement Date”). All of the Original Notes are traded on the Main Securities Market of Euronext Dublin.

This investment involves risks. Prior to participating in any of the Exchange Offers and investing in the Exchange Notes, please see the section entitled “Risk Factors“ beginning on page 20 of this prospectus for a discussion of the risks that you should consider. Additionally, for a discussion of important business and financial risks relating to UBS, please see “Risk Factors” in Part I, Item 3D of the Annual Report 2022 (as defined below), which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal period or in other filings that are incorporated in this prospectus by reference).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of UBS AG, the Dealer Manager (as defined below) or its affiliates, the Exchange and Information Agent, the Original Notes Agent, the Trustee (each as defined below), or any other person, makes any recommendation in connection with the Exchange Offers as to whether any holder of Original Notes should tender or refrain from tendering all or any portion of that holder’s Original Notes, and no one has been authorized by any of them to make such a recommendation.

We do not intend to list the Exchange Notes on any stock exchange.

The Exchange Notes are not deposit liabilities of UBS AG and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland, the United Kingdom (the “UK”) or any other jurisdiction. The Exchange Notes are obligations of UBS AG only and are not guaranteed by UBS Group AG (the parent company of UBS AG) or any of its other subsidiaries.

In the UK, the communication of this prospectus and any other document or materials relating to the Exchange Offers and/or the issue of the Exchange Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and materials are only being distributed to, and are only directed at: (i) persons who are outside the UK; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). In the UK, this prospectus, the Exchange Offers and the Exchange Notes offered hereby are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Exchange Notes to which this prospectus and any other document or materials relating to the Exchange Offers and/or the issue of the Exchange Notes, will be engaged in only with, Relevant Persons. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

This prospectus and any other document or materials relating to the issue of the Exchange Notes offered hereby is not a prospectus for the purposes of Regulation (EU) 2017/1129 or Prospectus Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

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In order to participate in the Exchange Offers, holders of the Original Notes resident in Canada must be “accredited investors” and “permitted clients” (each as defined under “Notices to Certain Non-U.S. Holders – Notice to Canadian Investors”), and are required to complete, sign and submit to the Exchange and Information Agent a Canadian Eligibility Form, which is annexed to the letter of instruction and which can also be obtained by contacting the Exchange and Information Agent. See “Notices to Certain Non-U.S. Holders – Notice to potential investors in Canada.”

The Dealer Manager for the Exchange Offers is:

UBS Investment Bank

The date of this prospectus is [•], 2023

TABLE OF CONTENTS

PROSPECTUS

About This Prospectus

References in this prospectus to “UBS AG,” the “Company,” “we,” “us” and “our” refer to UBS AG on a parent only basis (and not its consolidated subsidiaries). References in this prospectus to the “Issuer” are to UBS AG, acting through its London branch, in its capacity as issuer of the Original Notes and the Exchange Notes. When we refer to “UBS” we mean UBS AG and its consolidated subsidiaries. When we refer to “UBS Group” we mean UBS Group AG and its consolidated subsidiaries.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and the Dealer Manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the SEC. Prior to making any decision with respect to the Exchange Offers, you should read this prospectus, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “$,” “U.S. dollars” and “dollars” are to the lawful currency of the United States. The financial information presented in this prospectus has been prepared in accordance with International Financial Reporting Standards and is denominated in dollars.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you without charge upon your request, a copy of any documents that we incorporate by reference into this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents. You may request a copy of this prospectus and any of the documents incorporated by reference into this prospectus or other information concerning UBS AG, without charge, by written or telephonic request directed to:

Kroll Issuer Services Limited

32 London Bridge Street

London SE1 9SG

United Kingdom

Phone: +44 20 7704 0880

Email: ubs@is.kroll.com

Website: https://deals.is.kroll.com/ubs

Attn: Owen Morris

To receive timely delivery of the documents prior to the applicable Expiration Date, you should make your request no later than [●], 2023.

Cautionary Note Regarding Forward-Looking Statements

This prospectus, any prospectus supplements and the documents incorporated by reference herein contain statements that constitute “forward-looking statements,” including but not limited to management’s outlook for UBS’s financial performance, statements relating to the anticipated effect of transactions and strategic initiatives on UBS’s business and future development and goals or intentions to achieve climate, sustainability and other social objectives. While these forward-looking statements represent UBS’s judgments, expectations and objectives concerning the matters described, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from UBS’s expectations. The Russia–Ukraine war continues to affect global markets, exacerbate global inflation, and slow global growth. In addition, the war has caused significant population displacement, and shortages of vital commodities, including energy shortages and food insecurity, and has increased the risk of recession in OECD economies. The coordinated sanctions on Russia and Belarus, and Russian and Belarusian entities and nationals, and the uncertainty as to whether the war will widen and intensify, may continue to have significant adverse effects on the market and macroeconomic conditions, including in ways that cannot be anticipated. UBS Group’s acquisition of Credit Suisse Group AG and its consolidated subsidiaries (“Credit Suisse”) has materially changed UBS’s outlook and strategic direction and introduced new operational challenges. The integration of the Credit Suisse entities into the UBS Group structure is expected to take between three to five years and presents significant risks, including the risks that UBS Group may be unable to achieve the cost reductions and other benefits contemplated by the transaction. This creates significantly greater uncertainty about forward-looking statements. Other factors that may affect UBS’s performance and ability to achieve its plans, outlook and other objectives also include, but are not limited to: (i) the degree to which UBS is successful in the execution of its strategic plans, including its cost reduction and efficiency initiatives and its ability to manage its levels of risk-weighted assets (“RWA”) and leverage ratio denominator, liquidity coverage ratio and other financial resources, including changes in RWA assets and liabilities arising from higher market volatility and the size of the combined bank; (ii) the degree to which UBS is successful in implementing changes to its businesses to meet changing market, regulatory and other conditions, including as a result of the acquisition of Credit Suisse; (iii) increased inflation and interest rate volatility in major markets; (iv) developments in the macroeconomic climate and in the markets in which UBS operates or to which it is exposed, including movements in securities prices or liquidity, credit spreads, currency exchange rates, deterioration or slow recovery in residential and commercial real estate markets, the effects of economic conditions, including increasing inflationary pressures, market developments, increasing geopolitical tensions, and changes to national trade policies on the financial position or creditworthiness of UBS’s clients and counterparties, as well as on client sentiment and levels of activity, including the COVID-19 pandemic and the measures taken to manage it, which have had and may also continue to have a significant adverse effect on global and regional economic activity, including disruptions to global supply chains and labor market displacements; (v) changes in the availability of capital and funding, including any adverse changes in UBS’s credit spreads and credit ratings of UBS, sovereign issuers, structured credit products or credit-related exposures, as well as availability and cost of funding to meet requirements for debt eligible for total loss-absorbing capacity (“TLAC”), in particular in light of the acquisition of Credit Suisse; (vi) changes in central bank policies or the implementation of financial legislation and regulation in Switzerland, the U.S., the UK, the European Union and other financial centers that have imposed, or resulted in, or may do so in the future, more stringent or entity-specific capital, TLAC, leverage ratio, net stable funding ratio, liquidity and funding requirements, heightened operational resilience requirements, incremental tax requirements, additional levies, limitations on permitted activities, constraints on remuneration, constraints on transfers of capital and liquidity and sharing of operational costs across the UBS Group or other measures, and the effect these will or would have on UBS’s business activities; (vii) UBS’s ability to successfully implement resolvability and related regulatory requirements and the potential need to make further changes to the legal structure or booking model of UBS in response to legal and regulatory requirements and any additional requirements due to its acquisition of Credit Suisse, or other developments; (viii) UBS’s ability to maintain and improve its systems and controls for complying with sanctions in a timely manner and for the detection and prevention of money laundering to meet evolving regulatory requirements and expectations, in particular in current geopolitical turmoil; (ix) the uncertainty arising from domestic stresses in certain major economies; (x) changes in UBS’s competitive position, including whether differences in regulatory capital and other requirements among the major financial centers adversely affect UBS’s ability to compete in certain lines of business; (xi) changes in the standards of conduct applicable to UBS’s businesses that may result from new regulations or new enforcement of existing standards, including measures to impose new and enhanced duties when interacting with customers and in the execution and handling of customer transactions; (xii) the liability to which UBS may be exposed, or possible constraints or sanctions that regulatory authorities might impose on UBS, due to litigation, contractual claims and regulatory investigations, including the potential for disqualification from certain businesses, potentially large fines or monetary penalties, or the loss of licenses or privileges as a result of regulatory or other governmental sanctions, as well as the effect that litigation, regulatory and similar matters have on the operational risk component of UBS’s RWA, including as a result of its acquisition of Credit Suisse, as well as the amount of capital available for return to shareholders; (xiii) the effects on UBS’s business, in particular cross-border banking, of sanctions, tax or regulatory developments and of possible changes in UBS’s policies and practices; (xiv) UBS’s ability to retain and attract the employees necessary to generate revenues and to manage, support and control its businesses, which may be affected by competitive factors; (xv) changes in accounting or tax standards or policies, and determinations or interpretations affecting the recognition of gain or loss, the valuation of goodwill, the recognition of deferred tax assets and other matters; (xvi) UBS’s ability to implement new technologies and business methods, including digital services and technologies, and ability to successfully compete with both existing and new financial service providers, some of which may not be regulated to the same extent; (xvii) limitations on the effectiveness of UBS’s internal processes for risk management, risk control, measurement and modeling, and of financial models generally; (xviii) the occurrence of operational failures, such as fraud, misconduct, unauthorized trading, financial crime, cyberattacks, data leakage and systems failures, the risk of which is increased with cyberattack threats from both nation states and non-nation state actors targeting financial institutions; (xix) restrictions on the ability of UBS Group AG to make payments or distributions, including due to restrictions on the ability of its subsidiaries, including UBS AG, to make loans or distributions, directly or indirectly, or, in the case of financial difficulties, due to the exercise by the Swiss Financial Market Supervisory Authority FINMA (“FINMA”) or the regulators of UBS’s operations in other countries of their broad statutory powers in relation to protective measures, restructuring and liquidation proceedings; (xx) the degree to which changes in regulation, capital or legal structure, financial results or other factors may affect UBS’s ability to maintain its stated capital return objective; (xxi) uncertainty over the scope of actions that may be required by UBS, governments and others for UBS to achieve goals relating to climate, environmental and social matters, as well as the evolving nature of underlying science and industry and the possibility of conflict between different governmental standards and regulatory regimes; (xxii) the ability of UBS to access capital markets; (xxiii) the ability of UBS to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, conflict (e.g., the Russia–Ukraine war), pandemic, security breach, cyberattack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 (coronavirus) pandemic; (xxiv) the level of success in the absorption of Credit Suisse, in the integration of the two groups and their businesses, and in the execution of the planned strategy regarding cost reduction and divestment of any non-core assets, the existing assets and liabilities currently existing in the Credit Suisse group, the level of resulting impairments and write-downs, the effect of the consummation of the integration on the operational results, share price and credit rating of UBS – delays, difficulties, or failure in closing the transaction may cause market disruption and challenges for UBS to maintain business, contractual and operational relationships; and (xxv) the effect that these or other factors or unanticipated events, including media reports and speculations, may have on UBS’s reputation and the additional consequences that this may have on its business and performance. The sequence in which the factors above are presented is not indicative of their likelihood of occurrence or the potential magnitude of their consequences. Our business and financial performance could be affected by other factors identified in our past and future filings and reports, including those filed with the SEC. More detailed information about those factors is set forth in documents furnished by UBS and filings made by UBS with the SEC, including the Annual Report 2022 and the First Quarter Report (as defined below).

UBS is not under any obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Where You Can Find More Information

UBS AG files periodic reports and other information with the SEC. Copies of the documents UBS AG files with the SEC may be obtained either on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, or on the website of UBS AG at https://www.ubs.com/global/en/investor-relations/financial-information/sec-filings.html. The information on this website is not part of this prospectus, except as specifically incorporated by reference herein.

We have filed a registration statement under the Securities Act on Form F-4 with the SEC covering the Exchange Notes. This prospectus is part of that registration statement. For further information about the Exchange Notes and UBS AG, you should review our registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to that registration statement.

Incorporation of Certain Information About UBS AG

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that:

●	The incorporated documents are considered part of this prospectus.

●	We can disclose important information to you by referring you to those documents.

●	Information that we file with the SEC from time to time will automatically be considered to update and supersede the information in this prospectus.

We incorporate by reference in this prospectus:

●	UBS AG’s Annual Report on Form 20-F for the year ended December 31, 2022, which UBS AG filed with the SEC on March 6, 2023 (the “Annual Report 2022”);

●	UBS AG’s first quarter report on Form 6-K filed with the SEC on April 27, 2023 (the “First Quarter Report”); and

●	UBS AG’s Current Reports on Form 6-K filed on March 6, 2023 (only the third and seventh reports filed on such date), March 20, 2023 (only the first report filed on such date), March 23, 2023, March 29, 2023, April 24, 2023, April 25, 2023 (only the third and fourth reports filed on such date), April 27, 2023, May 9, 2023, May 17, 2023, June 5, 2023, June 12, 2023 and August 14, 2023.

All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the Exchange Offers will also be deemed to be incorporated by reference into this prospectus. In addition, UBS AG incorporates by reference into the registration statement of which this prospectus forms a part all documents that UBS AG files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, only to the extent designated therein, any Reports on Form 6-K of UBS AG filed with, but not furnished to, the SEC by UBS AG after (i) the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the date the subsidiaries and affiliates of UBS AG stop offering Exchange Notes pursuant to this prospectus.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

You (including any beneficial owner) may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting the Exchange and Information Agent, orally or in writing, at the following address:

Kroll Issuer Services Limited

32 London Bridge Street

London SE1 9SG

United Kingdom

Phone: +44 20 7704 0880

Email: ubs@is.kroll.com

Website: https://deals.is.kroll.com/ubs

Attn: Owen Morris

Summary

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Exchange Offers. You should carefully read this entire prospectus, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information About UBS AG.”

About UBS AG

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including the Annual Report 2022. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

UBS AG is a Swiss bank and a wholly owned subsidiary of UBS Group AG. UBS AG with its subsidiaries provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of UBS is comprised of the Corporate Center and four business divisions: Global Wealth Management, Personal & Corporate Banking, Asset Management and the Investment Bank.

The London branch operates as a branch of UBS AG. The London branch is registered as a bank branch in England and Wales under branch No. BR004507. UBS AG is authorized and regulated by FINMA in Switzerland and is also authorized as a credit institution in the UK by the Prudential Regulation Authority of the Bank of England and subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority of the Bank of England. The London branch is located at 5 Broadgate, London EC2M 2QS, United Kingdom.

Corporate Information

The legal and commercial name of the Company is UBS AG. The Company was incorporated under the name SBC AG on February 28, 1978, for an unlimited duration and entered in the Commercial Register of Canton Basel-City on that day. On December 8, 1997, the Company changed its name to UBS AG. The Company in its present form was created on June 29, 1998, by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basel-City. The registration number is CHE-101.329.561.

UBS AG is incorporated and domiciled in Switzerland and operates under the Swiss Code of Obligations as an Aktiengesellschaft, a corporation limited by shares. UBS AG’s Legal Entity Identifier (LEI) code is BFM8T61CT2L1QCEMIK50.

According to article 2 of the articles of association of UBS AG dated April 4, 2023 (“Articles of Association”), the purpose of UBS AG is the operation of a bank. Its scope of operations extends to all types of banking, financial, advisory, trading and service activities in Switzerland and abroad. UBS AG may establish branches and representative offices as well as banks, finance companies and other enterprises of any kind in Switzerland and abroad, hold equity interests in these companies, and conduct their management. UBS AG is authorized to acquire, mortgage and sell real estate and building rights in Switzerland and abroad. UBS AG may borrow and invest money on the capital markets. UBS AG is part of the group of companies controlled by the group parent company UBS Group AG. It may promote the interests of the group parent company or other group companies. It may provide loans, guarantees and other kinds of financing and security for group companies.

The addresses and telephone numbers of UBS AG’s two registered offices and principal places of business are: Bahnhofstrasse 45, 8001 Zurich, Switzerland, telephone +41 44 234 1111; and Aeschenvorstadt 1, 4051 Basel, Switzerland, telephone +41 61 288 5050. The address of the registered office of the London branch is: UBS AG London Branch, 5 Broadgate, London EC2M 2QS, United Kingdom.

Questions and Answers about the Exchange Offers

Q:	Why is UBS AG making the Exchange Offers?

A:	UBS AG is conducting the Exchange Offers to give existing holders of Original Notes, which have not been registered with the SEC, the option to obtain SEC-registered securities issued by UBS AG, which will also rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Q:	What will I receive if I tender my Original Notes in the Exchange Offers?

A:	Upon the terms and subject to the conditions described in this prospectus and the related letter of instruction (including the Minimum Size Condition), each Original Note of an applicable series that is validly tendered prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, and not validly withdrawn prior to one minute after 11:59 p.m., New York City time, on such Expiration Date, will be eligible to receive an Exchange Note of the corresponding series on a 1-for-1 basis. The Exchange Notes will have substantially similar economic terms as the corresponding Original Notes for which they are being exchanged. However, the terms of the Exchange Notes will differ from those of the Original Notes in certain important respects, as described under “Comparison of Material Terms Between the Exchange Notes and the Original Notes.”

The Exchange Notes of a series will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Accordingly, holders of Original Notes must tender a minimum aggregate principal amount of $200,000 of a series of Original Notes in order to participate in the Exchange Offer for such series. Original Notes of a series having an aggregate principal amount of less than $200,000 will not be accepted for exchange in any of the Exchange Offers.

The Exchange Consideration for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date and accepted by us for exchange, will be $1,000 principal amount of Exchange Notes of the corresponding series.

The Exchange Notes will be issued under and governed by the terms of the Indenture. The Exchange Notes will bear interest from (and including) the most recent interest payment date for the Original Notes of the corresponding series on which interest was paid. If your Original Notes are accepted for exchange, you will receive interest on the Exchange Notes and not on the Original Notes. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Only Relevant Persons will be able to participate in the Exchange Offers. In addition, holders of Original Notes resident in Canada may only participate in the Exchange Offers if such holders are “accredited investors” and “permitted clients” (each as defined under “Notices to Certain Non-U.S. Holders – Notice to Canadian Investors”), and have completed, signed and submitted to the Exchange and Information Agent a Canadian Eligibility Form, which is annexed to the letter of instruction and which can also be obtained by contacting the Exchange and Information Agent. See “Notices to Certain Non-U.S. Holders – Notice to Canadian Investors.”

Q:	What are the consequences of not participating in the Exchange Offers?

A:	If you do not exchange your Original Notes for Exchange Notes of the corresponding series in the Exchange Offers, you will not receive the Exchange Consideration and you will continue to hold your Original Notes. If we complete the Exchange Offers and you do not exchange your Original Notes, your Original Notes will continue to be subject to the existing restrictions on transfer described in the legend on your Original Notes. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will register the Original Notes under the Securities Act.

Following the Exchange Offers, we expect that significantly fewer Original Notes will remain outstanding. This will likely result in a less liquid market for the remaining unexchanged Original Notes.

Q:	How do the Original Notes differ from the Exchange Notes to be issued in the Exchange Offers?

A:	Each of the Original Notes was issued under UBS AG’s Euro Note Programme, in reliance on Rule 144A and Regulation S of the Securities Act and is governed by the laws of England. The 2026 Original Notes were issued pursuant to (i) a base prospectus dated as of May 21, 2021 (the “2026 Original Notes Base Prospectus”), (ii) that certain amended and restated issuing and paying agency agreement, dated May 21, 2021 (the “2026 Original Notes Agency Agreement”), among UBS AG, as issuer, The Bank of New York Mellon, acting through its London branch, as issuing and paying agent and transfer agent (the “Original Notes Agent”), U.S. Bank Trust National Association, as registrar, The Bank of New York Mellon SA/NV, Luxembourg Branch, as registrar and Luxembourg paying agent, The Bank of New York Mellon SA/NV Dublin Branch, as Irish paying agent and UBS AG, UBS Switzerland AG and UBS Europe SE, as agents, and (iii) a deed of covenant (the “2026 Original Notes Deed of Covenant”), dated May 21, 2021, in relation to certain notes issued by UBS AG under its Euro Note Programme.

The 2048 Original Notes were issued pursuant to (i) a base prospectus dated as of May 31, 2018 (the “2048 Original Notes Base Prospectus” and together with the 2026 Original Notes Base Prospectus, the “Original Notes Base Prospectuses”), (ii) that certain amended and restated issuing and paying agency agreement, dated May 31, 2018 (the “2048 Original Notes Agency Agreement” and together with the 2026 Original Notes Agency Agreement, the “Original Notes Agency Agreements”), among UBS AG, as issuer, the Original Notes Agent, as issuing and paying agent and transfer agent, U.S. Bank Trust National Association, as registrar, The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar and Luxembourg Paying Agent, The Bank of New York Mellon SA/NV Dublin Branch, as Irish paying agent, and UBS AG, UBS Switzerland AG and UBS Europe SE, as agents, and (iii) a deed of covenant (the “2048 Original Notes Deed of Covenant” and together with the 2026 Original Notes Deed of Covenant, the “Deeds of Covenant”), dated May 31, 2018, in relation to certain notes issued by UBS AG under its Euro Note Programme.

Each series of Exchange Notes will form a separate series of UBS AG debt securities and will be issued pursuant to the terms of the registration statement of which this prospectus forms a part. Furthermore, the Exchange Notes will be issued under the terms and conditions of the Indenture and will be issued under and governed by the laws of the State of New York. The Exchange Notes will have substantially similar economic terms as the corresponding Original Notes for which they are being exchanged. However, the terms of the Exchange Notes will differ from those of the Original Notes in certain important respects, as described under “Comparison of Material Terms Between the Exchange Notes and the Original Notes.”

Q:	What is the ranking of the Exchange Notes?

A:	The obligations under the Exchange Notes constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or liquidation, the Exchange Notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Q:	What are the conditions to the Exchange Offers?

A:	The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers,” including the Minimum Size Condition. We may, at our option and sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to an Exchange Offer must be satisfied or, where permitted, waived, at or by one minute after 11:59 p.m., New York City time, on the applicable Expiration Date. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers—Conditions to the Exchange Offers.”

Q:	Will UBS AG accept all tenders of Original Notes?

A:	Subject to the satisfaction or, where permitted, the waiver of the conditions to the Exchange Offers, we will accept for exchange any and all Original Notes that (i) have been validly tendered in the Exchange Offers prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date and (ii) have not been validly withdrawn by one minute after 11:59 p.m., New York City time, on the applicable Expiration Date.

Q:	What will UBS AG do with the Original Notes accepted for exchange in the Exchange Offers?

A:	The Original Notes surrendered in connection with the Exchange Offers and accepted for exchange will be retired and cancelled.

Q:	When will UBS AG issue Exchange Notes?

A:	Assuming the conditions to the applicable Exchange Offer (including that the registration statement of which this prospectus forms a part has been declared effective and the Minimum Size Condition) are satisfied or, where permitted, waived, UBS AG will issue the Exchange Notes in book-entry form on the applicable Settlement Date.

Q:	When will the Exchange Offers expire?

A:	Each Exchange Offer will expire at one minute after 11:59 p.m., New York City time, on [●], 2023 (such date, as may be extended as described herein, for each Exchange Offer, the “Expiration Date”), unless we, in our sole discretion, extend the applicable Exchange Offer, in which case the Expiration Date for such Exchange Offer will be the latest date and time to which the Exchange Offer is extended. See “The Exchange Offers—Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw after I tender my Original Notes?

A:	Tenders of Original Notes in connection with any of the Exchange Offers may be withdrawn at any time prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date.

As from one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, Original Notes that were tendered may not be validly withdrawn unless UBS AG is otherwise required by law to permit withdrawal. In the event of termination of an Exchange Offer, the Original Notes tendered pursuant to such Exchange Offer will be promptly returned to the tendering holders. See “The Exchange Offers—Withdrawal of Tenders.”

Q:	Can I sell my Original Notes in the secondary market after I tender them for exchange?

A:	No. Once you have validly tendered your Original Notes you will not be able to trade those securities in the secondary market. In order to transact in such Original Notes you would first need to contact your custodian, broker, dealer, commercial bank, trust company or other nominee and, if still permissible at such time, validly withdraw your tender.

Q:	How do I exchange my Original Notes if I am a beneficial owner of Original Notes held in book entry form by a custodian bank, depositary, broker, trust company or other nominee? Do I need to act or will someone act on my behalf?

A:	Currently, all of the Original Notes are held in book-entry form and can only be tendered by following the procedures described under “The Exchange Offers—Procedures for Tendering Original Notes—Original Notes Held with DTC by a DTC Participant.” However, any beneficial owner of Original Notes who wishes to participate in the Exchange Offers should contact the registered holder, broker, dealer, commercial bank, trust company or other nominee promptly and instruct it to tender on the owner’s behalf. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the applicable Expiration Date, in order for such entity to tender Original Notes on your behalf prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, in accordance with the terms of the applicable Exchange Offer.

Beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers.

Q:	Will I have to pay any fees or commissions if I tender my Original Notes for exchange in the Exchange Offers?

A:	You will not be required to pay any fees or commissions to UBS AG, the Dealer Manager or its affiliates or the Exchange and Information Agent in connection with the Exchange Offers. If your Original Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Original Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	What are the tax implications of tendering my Original Notes for exchange in the Exchange Offers?

A:	We believe that holders that exchange their Original Notes for Exchange Notes in the Exchange Offers should not recognize a gain or loss for U.S. federal income tax purposes as a result of the exchange. Holders should review the tax discussion beginning on page 65 under the heading “Material U.S. Federal Income Tax Considerations.” UBS AG is not providing tax advice to holders of Original Notes that participate in the Exchange Offers and you should consult with your tax advisor regarding the tax treatment of the exchange.

Q:	Will the Exchange Notes be listed on an exchange?

A:	We do not intend to list the Exchange Notes on any stock exchange.

Q:	Is any recommendation being made with respect to the Exchange Offers?

A:	None of UBS AG, the Dealer Manager or its affiliates, the Exchange and Information Agent, the Original Notes Agent, the Trustee, or any other person, makes any recommendation in connection with the Exchange Offers as to whether any holder of Original Notes should tender or refrain from tendering all or any portion of that holder’s Original Notes, and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the Exchange Offers should be directed to the Dealer Manager, whereas questions regarding tender procedures and requests for additional copies of this prospectus and the letter of instruction should be directed to the Exchange and Information Agent, in each case, as set forth below:

Dealer Manager:

UBS Securities LLC

Phone: +1-203-719-1088 (U.S.)

Phone: +44 20 7568 1121 (Europe)

E-mail: ol-liabilitymanagement-eu@ubs.com

Attn: Liability Management Group

Exchange and Information Agent:

Kroll Issuer Services Limited
Phone: +44 20 7704 0880

E-mail: ubs@is.kroll.com
Website: https://deals.is.kroll.com/ubs
Attn: Owen Morris

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

No Appraisal or Dissenter Rights

Holders of Original Notes do not have any appraisal rights or dissenters’ rights under English law, which is the law governing the Original Notes Agency Agreements and the Original Notes, or under the terms and conditions of the Original Notes or the terms of the Original Notes Agency Agreements in connection with the Exchange Offers.

Risk Factors

Tendering your Original Notes in the applicable Exchange Offer and investing in the Exchange Notes involves risks that a potential investor should carefully evaluate prior to participating in the Exchange Offers and making such an investment in the Exchange Notes. See “Risk Factors” beginning on page 20 of this prospectus.

The Exchange Offers

Offeror	UBS AG, acting through its London branch

The Exchange Offers	Upon the terms and subject to the conditions set forth in this prospectus and the related letter of instruction, UBS AG, acting through its London branch, is offering to exchange any and all outstanding Original Notes of each series for the applicable corresponding series of Exchange Notes. The Exchange Notes will have substantially similar economic terms as the corresponding Original Notes for which they are being exchanged. However, the terms of the Exchange Notes will differ from those of the Original Notes in certain important respects, as described under “Comparison of Material Terms Between the Exchange Notes and the Original Notes.”

Exchange Offers Independent of One Another	Subject to applicable law, each Exchange Offer is being made independently of the other Exchange Offer and we reserve the right to terminate, withdraw or amend each Exchange Offer independently of the other Exchange Offer at any time and from time to time, as described in this prospectus.

Minimum Tender Amount	The Exchange Notes of a series will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Accordingly, holders of Original Notes must tender a minimum aggregate principal amount of $200,000 of a series of Original Notes in order to participate in the Exchange Offer for such series. Original Notes of a series having an aggregate principal amount of less than $200,000 will not be accepted for exchange in any of the Exchange Offers.

Accrued Interest on the Exchange Notes and Original Notes	The Exchange Notes will bear interest from (and including) the most recent interest payment date for the Original Notes of the corresponding series on which interest was paid. If your Original Notes are accepted for exchange, you will receive interest on the Exchange Notes and not on the Original Notes. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Procedures for Participation in the Exchange Offers	If you wish to participate in an Exchange Offer you must cause the book-entry transfer of your Original Notes of the corresponding series to the Exchange and Information Agent’s account at DTC, and the Exchange and Information Agent must receive a confirmation of book-entry transfer by way of an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will agree to be bound by the letter of instruction.

You should contact your broker, dealer, commercial bank, trust company or other nominee if you wish to tender your Original Notes in the Exchange Offers. See “The Exchange Offers—Procedures for Tendering Original Notes.”

Only Relevant Persons will be able to participate in the Exchange Offers. In order to participate in the Exchange Offers, holders of the Original Notes resident in Canada must be “accredited investors” and “permitted clients,” and are required to complete, sign and submit to the Exchange and Information Agent a Canadian Eligibility Form, which is annexed to the letter of instruction and can also be obtained by contacting the Exchange and Information Agent. See “Notices to Certain Non-U.S. Holders – Notice to Canadian Investors.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the Exchange Offers. You must tender your Original Notes of a series prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date in order to participate in the applicable Exchange Offer.

Exchange Consideration	In exchange for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, holders will be eligible to receive $1,000 principal amount of Exchange Notes of the corresponding series.

Settlement and Issue of Exchange Notes	Assuming the conditions to the applicable Exchange Offer are satisfied (including that the registration statement of which this prospectus forms a part has been declared effective) or, where permitted, waived, UBS AG, acting through its London branch, will issue the Exchange Notes in book-entry form on the applicable Settlement Date.

Expiration Date	Each of the Exchange Offers will expire at one minute after 11:59 p.m., New York City time, on [●], 2023, unless we, in our sole discretion, extend the applicable Exchange Offer, in which case the Expiration Date for such Exchange Offer will be the latest date and time to which the Exchange Offer is extended. See “The Exchange Offers—Expiration Date; Extensions; Amendments.”

Withdrawal and Revocation

Tenders of Original Notes in connection with any Exchange Offer may be withdrawn at any time prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date. As from one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, Original Notes that were tendered may not be validly withdrawn unless UBS AG is otherwise required by law to permit withdrawal. In the event of termination of an Exchange Offer, the Original Notes tendered pursuant to that Exchange Offer will be promptly returned to the tendering holders.

Your broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines and procedures for withdrawing your tender.

See “The Exchange Offers—Withdrawal of Tenders.”

Conditions	The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers,” including, among other things, the Minimum Size Condition (for more details, see “Minimum Size Condition” below) and the registration statement of which this prospectus forms a part having been declared effective by the SEC. We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to an Exchange Offer must be satisfied or, where permitted, waived, at or by one minute after 11:59 p.m., New York City time, on the applicable Expiration Date.

For information about other conditions to our obligations to complete the Exchange Offers, see “The Exchange Offers—Conditions to the Exchange Offers.”

Minimum Size Condition	No Original Notes of a given series will be accepted for exchange unless, with respect to each series of Exchange Notes, the aggregate principal amount of Exchange Notes to be issued on the applicable Settlement Date in exchange for the corresponding series of Original Notes is greater than or equal to $500,000,000 (such condition, the “Minimum Size Condition”).

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the satisfaction or, where permitted, waiver of the conditions to the applicable Exchange Offer (including the Minimum Size Condition), UBS AG will accept for exchange any and all Original Notes that are validly tendered prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date and not validly withdrawn prior to one minute after 11:59 p.m., New York City time, on such Expiration Date.

The Exchange Notes issued pursuant to the Exchange Offers will be issued and delivered through the facilities of DTC promptly on the applicable Settlement Date. We will return to you any Original Notes that are not accepted for exchange for any reason without expense to you promptly after the applicable Expiration Date. See “The Exchange Offers—Acceptance of Original Notes for Exchange; Exchange Notes.”

U.S. Federal Income Tax Considerations	Holders should consider certain U.S. federal income tax consequences of the Exchange Offers; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Consequences.”

Consequences of Not Exchanging Original Notes for Exchange Notes

If you do not exchange your Original Notes for Exchange Notes of the corresponding series in the Exchange Offers, you will not receive the Exchange Notes and you will continue to hold your Original Notes. All untendered Original Notes will continue to be subject to the restrictions on transfer set forth in the applicable Original Notes Base Prospectus, the applicable Original Notes, the applicable Original Notes Agency Agreement and the applicable Deed of Covenant. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will register the Original Notes under the Securities Act.

Following the Exchange Offers, we expect that significantly fewer Original Notes will remain outstanding. This will likely result in a less liquid market for the remaining unexchanged Original Notes.

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and cancelled.

Exchange and Information Agent and Dealer Manager

Kroll Issuer Services Limited is serving as the exchange agent and information agent for the Exchange Offers for the Exchange Notes (the “Exchange Agent and Information Agent”).

UBS Securities LLC (the “Dealer Manager”) is serving as the dealer manager for the Exchange Offers. The address and telephone numbers of the Dealer Manager are set forth on the back page of this prospectus.

The Dealer Manager is an affiliate of UBS AG and we have other business relationships with the Dealer Manager. See “The Exchange Offers—Dealer Manager.”

No Recommendation	None of UBS AG, the Dealer Manager or its affiliates, the Exchange and Information Agent, the Original Notes Agent, the Trustee, or any other person, makes any recommendation in connection with the Exchange Offers as to whether any holder of Original Notes should tender or refrain from tendering all or any portion of that holder’s Original Notes, and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the Exchange Offers and investing in the Exchange Notes, please read the section entitled “Risk Factors” beginning on page 20 of this prospectus.

Further Information	Questions concerning the terms of the Exchange Offers should be directed to the Dealer Manager, whereas questions regarding tender procedures and requests for additional copies of this prospectus and the letter of instruction should be directed to the Exchange and Information Agent, in each case, at the addresses and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

The Exchange Notes

The following summary contains basic information about the Exchange Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the Exchange Notes, see “Description of the Exchange Notes.”

The Issuer	UBS AG, acting through its London branch

The Securities We Are Offering

We are offering up to a total of $1,000,000,000 aggregate principal amount of 1.250% Notes due June 1, 2026 (the “2026 Exchange Notes”) and $1,000,000,000 aggregate principal amount of 4.500% Notes due June 26, 2048 (the “2048 Exchange Notes” and together with the 2026 Exchange Notes, the “Exchange Notes”).

The transfer restrictions applicable to the Original Notes do not apply to the Exchange Notes. In addition, while the economic provisions of the Exchange Notes will be substantially similar to those of the Original Notes, the terms of the Exchange Notes will differ from the terms of the Original Notes in certain important respects. See “Comparison of Material Terms Between the Exchange Notes and the Original Notes.”

Maturity Date	We will repay each series of Exchange Notes at 100% of their principal amount plus accrued interest on the applicable “Maturity Date” set forth in the table below.

Maturity Date

2026 Exchange Notes	June 1, 2026

2048 Exchange Notes	June 26, 2048

The Maturity Dates for each series of Exchange Notes are the same as the maturity dates for the corresponding series of Original Notes.

Interest Rate

The 2026 Exchange Notes will bear interest at a rate of 1.250% per annum and the 2048 Exchange Notes will bear interest at a rate of 4.500% per annum. The interest rates for each series of Exchange Notes are the same as the interest rates for the corresponding series of Original Notes.

Interest on each series of Exchange Notes will accrue from (and including) the last interest payment date for the corresponding series of Original Notes on which interest was paid, to (but excluding) the next applicable Interest Payment Date and, thereafter, from (and including) the previous applicable Interest Payment Date to (but excluding) the following applicable Interest Payment Date, until the applicable Maturity Date.

Interest Payment Dates

Interest on the 2026 Exchange Notes will be payable semi-annually in arrears on June 1 and December 1 in each year (each, a “2026 Exchange Notes Interest Payment Date”), and interest on the 2048 Exchange Notes will be payable semi-annually in arrears on June 26 and December 26 in each year (each a “2048 Exchange Notes Interest Payment Date” and together with the 2026 Exchange Notes Interest Payment Dates, the “Interest Payment Dates”). If an Interest Payment Date would fall on a day that is not a Business Day (as defined below), the related payment of interest otherwise payable on such date shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the applicable Interest Payment Date, and no interest shall accrue for the period from and after the applicable Interest Payment Date to such next succeeding Business Day.

The Interest Payment Dates for each series of Exchange Notes are the same as the interest payment dates on the corresponding series of Original Notes.

Day Count	30/360

Payment at Maturity or upon Redemption	If the applicable Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the applicable Exchange Notes will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such applicable Maturity Date or date of redemption or repayment. If any Exchange Notes are redeemed, unless we default on payment of the redemption price, interest will cease to accrue on the applicable redemption date on such Exchange Notes called for redemption.

Ranking	The Exchange Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the Exchange Notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Optional Redemption

UBS AG will not be entitled to redeem the Exchange Notes before their stated maturity (except on the occurrence of certain tax events, as described below). You will not be entitled to require us to buy your Exchange Notes from you, before their stated maturity.

We may, at our option, redeem each series of Exchange Notes, in whole but not in part, on the occurrence of certain tax events, at an amount equal to 100% of their respective principal amount, plus accrued and unpaid interest, if any, to (but excluding) the redemption date. See “Description of the Exchange Notes—Optional Tax Redemption.”

Business Day	For purposes of the Exchange Notes, “Business Day” shall mean any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or The City of New York, New York.

Book-Entry Issuance, Denominations, Settlement and Clearance

We will issue the Exchange Notes of a series in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes of a series will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Exchange Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

For more information, see “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

CUSIP	2026 Exchange Notes: [●] 2048 Exchange Notes: [●]

ISIN	2026 Exchange Notes: [●] 2048 Exchange Notes: [●]

Listing	The Exchange Notes will not be listed on any securities exchange.

Trustee and Paying Agent	U.S. Bank Trust National Association will act as the trustee and initial paying agent for the Exchange Notes.

Timing and Delivery	We currently expect delivery of the Exchange Notes to occur on the applicable Settlement Date.

Further Issues

We may, without the consent of the holders of the Exchange Notes of the relevant series, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Exchange Notes of such series described in this prospectus except for the issue date and, possibly, the first interest payment date and the date interest starts accruing. Any such additional notes, together with the Exchange Notes of the same series offered by this prospectus, will constitute a single series of such securities under the Indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Use of Proceeds

We will not receive any proceeds from the exchanges of the Exchange Notes for the Original Notes pursuant to the Exchange Offers. In exchange for issuing the Exchange Notes we will receive the tendered Original Notes. The Original Notes surrendered in connection with the Exchange Offers will be retired and cancelled.

Governing Law	The Indenture is and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors	Investing in the Exchange Notes involves risk. For a discussion of some of the risks that should be considered in connection with an investment in the Exchange Notes, see “Risk Factors” beginning on page 20 of this prospectus and under “Risk Factors” in Part I, Item 3D of the Annual Report 2022 and in subsequent filings with the SEC, as well as all other information included or incorporated by reference in this prospectus.

Risk Factors

Tendering your Original Notes in the Exchange Offers and investing in the Exchange Notes involves a high degree of risk, including but not limited to the risks described below. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in Part I, Item 3D of the Annual Report 2022, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in the Annual Report 2022 are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the Exchange Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to the Exchange Offers

Our board of directors has not made a recommendation as to whether you should tender your Original Notes in exchange for Exchange Notes in the Exchange Offers, and we have not obtained a third-party determination that the Exchange Offers are fair to holders of the Original Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of Original Notes should tender their Original Notes in exchange for Exchange Notes pursuant to the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Original Notes for purposes of negotiating the terms of the Exchange Offers, or preparing a report or making any recommendation concerning the fairness of the Exchange Offers. Therefore, if you tender your Original Notes, you may not receive more than or as much value as if you chose to keep them. Holders of Original Notes must make their own independent decisions regarding their participation in the Exchange Offers.

Original Notes not exchanged or rejected from the Exchange Offers will be treated differently from Exchange Notes.

If you do not exchange your Original Notes for Exchange Notes pursuant to the Exchange Offers or if they are rejected therefrom, your Original Notes will remain outstanding. The terms and conditions governing the Original Notes, including the covenants and other protective provisions contained in the Original Notes Agency Agreement governing each series of Original Notes, will remain unchanged. No amendments to these documents are being sought.

The Original Notes that remain outstanding or are rejected from the Exchange Offers will remain subject to the existing transfer restrictions. In general, the Original Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We currently do not intend to register the Original Notes under the Securities Act and, if you do not exchange your Original Notes in the Exchange Offer, you will not be entitled to have those Original Notes registered under the Securities Act at a later date.

From time to time, and subject to certain conditions, we may in the future acquire Original Notes that are not tendered and accepted for purchase in the Exchange Offers through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as may be determined, which could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we may choose to pursue in the future.

Upon consummation of the Exchange Offers, holders who exchange Original Notes will lose their rights under such Original Notes.

If you tender Original Notes and your Original Notes are accepted for exchange pursuant to the Exchange Offers, you will lose all of your rights as a holder of the exchanged Original Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged Original Notes. If you are the holder of record of Original Notes on any interest record date prior to the applicable Settlement Date for your tendered Original Notes, you will be entitled to the interest amount payable on such Original Notes on the applicable interest payment date.

There is uncertainty as to the trading market for Original Notes not exchanged.

To the extent we accept tenders of Original Notes for exchange in the Exchange Offers and the Exchange Offers are completed, the trading market for each series of the Original Notes that remain outstanding following such completion may be significantly more limited. The remaining Original Notes may trade at lower prices than a comparable issue of securities with greater market liquidity. A reduced market value and reduced liquidity may also make the trading prices of the remaining Original Notes more volatile. As a result, the market price for the Original Notes that remain outstanding after the completion of the applicable Exchange Offer may be adversely affected as a result of the Exchange Offer and holders may be unable to resell their Original Notes for an extended period of time, if at all. None of the Issuer, the Dealer Manager or its affiliates or the Exchange and Information Agent has any duty to make a market in any remaining Original Notes.

The Exchange Offers may be terminated, cancelled or delayed.

The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers,” including, among other things, the Minimum Size Condition and the registration statement on Form F-4 of which this prospectus forms a part having been declared effective.

We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. Even if the Exchange Offers are completed, the Exchange Offers may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes during which time those holders of the Original Notes will not be able to effect transfers of their Original Notes tendered for exchange.

The conditions to the Exchange Offers must be satisfied or, where permitted, waived at or by one minute after 11:59 p.m., New York City time, on the applicable Expiration Date (except for the condition that the registration statement on Form F-4 of which the prospectus forms a part has been declared effective by the SEC, which may not be waived).

In addition, subject to applicable law, we reserve the right to terminate, withdraw or amend each Exchange Offer independently of the other Exchange Offer at any time and from time to time prior to the applicable Expiration Date, as described elsewhere in this prospectus.

You may not receive Exchange Notes in the Exchange Offers if the applicable procedures for the Exchange Offers are not followed.

We will issue the Exchange Notes in exchange for your Original Notes only if you tender your Original Notes and deliver properly completed documentation for the applicable Exchange Offer. You should contact your broker, dealer, commercial bank, trust company or other nominee if you wish to tender your Original Notes in the Exchange Offers. If a broker, dealer, commercial bank, trust company or other nominee tenders your Original Notes on your behalf, they may charge you a commission for doing so.

DTC participants must electronically transmit their acceptance of the applicable Exchange Offer through DTC’s ATOP procedures and deliver any other required documents to the Exchange and Information Agent before expiration of the Exchange Offers. See “The Exchange Offers—Procedures for Tendering Original Notes” for a description of the procedures to be followed to tender your Original Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of UBS AG, the Exchange and Information Agent, the Dealer Manager or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the Original Notes for exchange.

Risks Relating to the Exchange Notes

There are differences between the Original Notes and the Exchange Notes.

The terms of the Exchange Notes will be different from those of the Original Notes. The Original Notes were issued under UBS AG’s Euro Note Programme, and offered in reliance on Rule 144A and Regulation S of the Securities Act, pursuant to the applicable Original Notes Base Prospectus, Original Notes Agency Agreement and Deed of Covenant, and were issued pursuant to and are governed by the laws of England. The Exchange Notes will be issued pursuant to the registration statement of which this prospectus forms a part, under the terms and conditions of the Indenture and will be issued pursuant to and governed by the laws of the State of New York. The Exchange Notes will have substantially similar economic terms as the corresponding Original Notes for which they are being exchanged. However, the terms of the Exchange Notes will differ from those of the Original Notes in certain important respects, as described under “Comparison of Material Terms Between the Exchange Notes and the Original Notes.” Investors should carefully consider these differences in deciding whether to tender Original Notes for exchange in connection with the Exchange Offers.

We may redeem the Exchange Notes at our option in certain situations.

We may, at our option, redeem each series of Exchange Notes, in whole but not in part, on the occurrence of certain tax events, on the terms and subject to the provisions set forth in this prospectus under “Description of the Exchange Notes—Optional Tax Redemption.” In such an event, an investor may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the applicable Exchange Notes and may only be able to do so at a significantly lower rate. There can be no assurance that holders will be able to reinvest the redemption proceeds at a rate that will provide the same rate of return as their investment in the applicable Exchange Notes. In addition, you will not have the right to require us to redeem a series of the Exchange Notes, or any of our other debt instruments that rank pari passu with the relevant Exchange Notes being redeemed, on a pro rata basis or otherwise should we exercise our right to redeem any other series of Exchange Notes.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee.

So long as we comply with applicable regulatory requirements in respect of our leverage and capital ratios, there is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the Exchange Notes. The issue, incurring or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the Exchange Notes on our liquidation or winding-up and may limit our ability to meet our obligations under the Exchange Notes. In addition, neither the Exchange Notes nor the Indenture contain any restriction on us issuing securities that may have preferential rights to the Exchange Notes or securities with similar or different provisions to those described herein.

The Exchange Notes are our obligations and not obligations of our subsidiaries.

The Exchange Notes are exclusively our obligations and not those of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization and the resulting right of the holders of the Exchange Notes to participate in those assets will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would be subordinated to any security interests in the assets of the subsidiary granted to another creditor (to the extent of the value of the assets securing such claims) and any obligations of the subsidiary senior to the obligations of the subsidiary held by us.

If UBS AG experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS AG, which proceedings or measures may have a material adverse effect on the terms and market value of Exchange Notes and/or the ability of UBS AG to make payments thereunder.

The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”), grants FINMA broad powers to take measures and actions in relation to UBS AG if it concludes that there is justified concern that UBS AG is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS AG fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS AG. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS AG’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS AG and the holders of the Exchange Notes) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS AG is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS AG is a party, (c) the partial or full conversion of UBS AG’s debt and/or other obligations, including its obligations under the Exchange Notes, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS AG (a “write-off”), including its obligations under the Exchange Notes. Prior to any debt-to-equity swap or write-off with respect to any Exchange Notes, outstanding equity and debt instruments issued by UBS AG qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the Exchange Notes; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS AG could provide that the claims under or in connection with the Exchange Notes will be fully or partially converted into equity or written-off, while preserving other obligations of UBS AG that rank pari passu with UBS AG’s obligations under the Exchange Notes. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of the holders of the Exchange Notes, the price or value of their investment in the Exchange Notes and/or the ability of UBS AG to satisfy its obligations under the Exchange Notes and could lead to holders of the Exchange Notes losing some or all of the value of their investment in such Exchange Notes.

Once FINMA has opened restructuring proceedings with respect to UBS AG, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS AG and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS AG, including, if it chooses to exercise such powers to order a debt-to-equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the Exchange Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the Exchange Notes and/or UBS AG.

If UBS AG were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS AG has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of the holders of the Exchange Notes or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS AG’s creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

We may be unable to generate sufficient cash flow to satisfy our obligations under the Exchange Notes.

Our ability to generate cash flow from operations to make interest payments on the Exchange Notes will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.

An investment in the Exchange Notes is not an insured deposit.

The Exchange Notes will not be deposit liabilities of UBS AG and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland, the UK or any other jurisdiction. An investment in the Exchange Notes has risks, and you may lose your entire investment.

Changes in market interest rates may adversely affect the value of the Exchange Notes.

Investment in the Exchange Notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the Exchange Notes.

There may not be any trading market for the Exchange Notes.

Each series of Exchange Notes is a new issue of securities and has no established trading market. Furthermore, although the Original Notes are listed on the Main Securities Market of Euronext Dublin, the Exchange Notes will not be listed on any securities exchange. There can be no assurance that an active trading market will develop. Even if an active trading market does develop, it may not be liquid and may not continue. The liquidity and the market prices for each series of Exchange Notes can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities. If the secondary market for the Exchange Notes of a series is limited, there may be few buyers for Exchange Notes and this may reduce the relevant market price of such Exchange Notes.

A downgrade of the credit rating assigned by any credit rating agency to UBS AG or to any series of Exchange Notes could adversely affect the liquidity or market value of such Exchange Notes. Credit ratings downgrades could occur as a result of, among other causes, changes in the ratings methodologies used by credit rating agencies.

Upon issuance, each series of Exchange Notes is expected to be rated by credit rating agencies and may in the future be rated by additional credit rating agencies, although we are under no obligation to ensure that the Exchange Notes are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this “Risk Factors” section and other factors that may affect the liquidity or market value of the Exchange Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Any rating assigned to UBS AG and/or, if applicable, the Exchange Notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors that can change over time, including the credit rating agency’s assessment of: the issuer’s strategy and management’s capability; the issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the issuer’s key markets; the level of political support for the industries in which the issuer operates; the implementation of structural reform; and legal and regulatory frameworks affecting the issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. Revisions to ratings methodologies and actions on UBS AG’s ratings by the credit rating agencies may occur in the future.

If we determine to no longer maintain one or more ratings, or if any credit rating agency withdraws, suspends or downgrades the credit ratings of UBS AG or the Exchange Notes, or if such a withdrawal, suspension or downgrade is anticipated (or any credit rating agency places the credit ratings of UBS AG or, if applicable, the Exchange Notes on “credit watch” status in contemplation of a downgrade, suspension or withdrawal), whether as a result of the factors described above or otherwise, such event could adversely affect the liquidity or market value of the Exchange Notes (whether or not the Exchange Notes had an assigned rating prior to such event).

Changes in law may adversely affect the rights of holders under any Exchange Notes.

The terms of the Exchange Notes are based on the laws of the State of New York in effect as at the date of the registration statement of which this prospectus is a part. No assurance can be given as to the impact of any possible judicial decision rendered under the laws of the State of New York or any change to the laws of the State of New York, including by way of emergency measures, or administrative practice during the life of any Exchange Notes.

Changes in laws after the date hereof may affect the rights and effective remedies of holders under any Exchange Notes, as well as the market value of such Exchange Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of any Exchange Notes, which may have an adverse effect on investment in such Exchange Notes.

Use of Proceeds

We will not receive any proceeds from the exchanges of the Exchange Notes for the Original Notes pursuant to the Exchange Offers. In exchange for issuing the Exchange Notes we will receive the tendered Original Notes. The Original Notes surrendered in connection with the Exchange Offers will be retired and cancelled.

The Exchange Offers

General

The Exchange Offers are not being made to holders of Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.

Purpose of the Exchange Offers

UBS AG is conducting the Exchange Offers to give existing holders of Original Notes, which have not been registered with the SEC, the option to obtain SEC-registered securities issued by UBS AG, which will also rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and the related letter of instruction (including the Minimum Size Condition), UBS AG, acting through its London branch, is offering to exchange any and all of each series of outstanding Original Notes for the applicable corresponding series of Exchange Notes, as set forth in the table below. The terms of the Exchange Notes will differ from the terms of the Original Notes in certain other important respects. See “Comparison of Material Terms between the Exchange Notes and the Original Notes.”

Aggregate Principal Amount of Original Notes Outstanding as of [●], 2023	Title of Original Notes	ISIN/CUSIP No. of Original Notes	Title of Exchange Notes Being Offered	ISIN/CUSIP No. of Exchange Notes Being Offered
$1,000,000,000	1.250 per cent. Notes due June 2026	ISIN No. US902674YH70 (144A) and USH7220NAN06 (Reg S); CUSIP No. 902674YH7 (144A) and H7220NAN0 (Reg S)	1.250% Notes due June 1, 2026	ISIN No. [●] CUSIP No. [●]
$1,000,000,000	4.500 per cent. Notes due 26 June 2048	ISIN No. US902674XN57 (144A) and USH7220NAG54 (Reg S); CUSIP No. 902674 XN5 (144A) and H7220N AG5 (Reg S)	4.500% Notes due June 26, 2048	ISIN No. [●] CUSIP No. [●]

Subject to applicable law, each Exchange Offer is being made independently of the other Exchange Offer and we reserve the right to terminate, withdraw or amend each Exchange Offer independently of the other Exchange Offer at any time and from time to time, as described in this prospectus.

The Exchange Notes of a series will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Accordingly, holders of Original Notes must tender a minimum aggregate principal amount of $200,000 of a series of Original Notes in order to participate in the Exchange Offer for such series. Original Notes of a series having an aggregate principal amount of less than $200,000 will not be accepted for exchange in any of the Exchange Offers.

In exchange for each $1,000 principal amount of Original Notes of a series (subject to a minimum tender of $200,000 aggregate principal amount of Original Notes of such series) that is validly tendered and not validly withdrawn prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, holders will be eligible to receive $1,000 principal amount of Exchange Notes of the corresponding series.

Each Exchange Note issued in exchange for an Original Note will have an interest rate and maturity date that are identical to the interest rate and maturity date of such tendered Original Note, as well as identical interest payment dates. No accrued but unpaid interest will be paid on the Original Notes in connection with the applicable Exchange Offer. Instead, the first interest payment for each series of Exchange Notes issued in the exchange will have accrued from (and including) the most recent interest payment date for the Original Notes of the corresponding series on which interest was paid.

Each series of Exchange Notes is a new series of debt securities that will be issued under our Indenture. The terms of the Exchange Notes will include those expressly set forth in such notes, the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “—Conditions to the Exchange Offers,” including the Minimum Size Condition. We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by one minute after 11:59 p.m., New York City time, on the applicable Expiration Date. For information about other conditions to our obligations to complete the Exchange Offers, see “—Conditions to the Exchange Offers.”

Conditions to the Exchange Offers

The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (a) the registration statement of which this prospectus forms a part having been declared effective by the SEC and (b) the following statements being true:

(1)       In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offers or the exchange of Original Notes for Exchange Notes of the corresponding series under an Exchange Offer, by or before any court or governmental, regulatory or administrative agency, authority or tribunal that either:

●	challenges the Exchange Offers or the exchange of Original Notes for Exchange Notes of the corresponding series under an Exchange Offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offers or the exchange of Original Notes for Exchange Notes of the corresponding series under an Exchange Offer; or

●	in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of UBS AG and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to UBS AG of the Exchange Offers or the exchange of Original Notes for Exchange Notes of the corresponding series under an Exchange Offer, or might be material to holders of Original Notes in deciding whether to accept the Exchange Offers; and

(2)       None of the following has occurred:

●	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

●	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

●	any material adverse change in the United States’ securities or financial markets generally; or

●	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; and

(3)       The Trustee under the Indenture has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the Exchange Offers or the exchange of Original Notes for Exchange Notes of the corresponding series under an Exchange Offer, nor has the Trustee taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offers or the exchange of the Original Notes for Exchange Notes of the corresponding series under an Exchange Offer; and

(4)       With respect to each series of Exchange Notes, the aggregate principal amount of Exchange Notes to be issued on the applicable Settlement Date in exchange for the corresponding series of Original Notes is greater than or equal to $500,000,000 (such condition, the “Minimum Size Condition”).

All of these conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Original Notes to challenge such determination in a court of competent jurisdiction. We may, at our option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by the applicable Expiration Date.

If any of these conditions is not satisfied with respect to any Exchange Offer, we may, at any time before the applicable Expiration Date:

(1)       terminate any one or both of the Exchange Offers and promptly return all tendered Original Notes of such series to the holders thereof (whether or not we terminate the other Exchange Offer);

(2)       modify, extend or otherwise amend any one or both of the Exchange Offers and retain all tendered Original Notes of such series until the applicable Expiration Date, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders” and “—Expiration Date; Extensions; Amendments”); or

(3)       waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, with respect to any one or both of the Exchange Offers and accept all Original Notes tendered and not previously validly withdrawn with respect to any or all series of Original Notes.

Expiration Date; Extensions; Amendments

The applicable Expiration Date for each Exchange Offer shall be one minute after 11:59 p.m., New York City time, on [●], 2023, subject to our right to extend that date and time with respect to one or both Exchange Offers in our sole discretion, in which case the Expiration Date for such Exchange Offer shall be the latest date and time to which we have extended such Exchange Offer.

We may choose to extend any of the Exchange Offers, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the applicable Expiration Date.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to each Exchange Offer, to:

(1)	delay accepting any validly tendered Original Notes,

(2)	extend any of the Exchange Offers, or

(3)	terminate or amend any of the Exchange Offers, by giving oral or written notice of such delay, extension, termination or amendment to the Exchange and Information Agent.

If we exercise any such right, we will give written notice thereof to the Exchange and Information Agent and will make a public announcement thereof as promptly as practicable. Disclosure of material changes in the terms of the Exchange Offers will be disseminated promptly in accordance with Rule 13e-4(e)(3) under the Exchange Act. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the Exchange Offers, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the Exchange Offers will remain open following material changes in the terms of the Exchange Offers or in the information concerning the Exchange Offers will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

If the terms of the Exchange Offers are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Original Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Original Notes of such amendment, and will extend the relevant Exchange Offer as well as extend the withdrawal deadline, or if the applicable Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Original Notes, if the applicable Exchange Offer would otherwise expire during such time period.

Subject to applicable law, each Exchange Offer is being made independently of the other Exchange Offer, and we reserve the right to terminate, withdraw or amend each Exchange Offer independently of the other Exchange Offer at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an Original Note by a holder that is not validly withdrawn prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, will constitute a binding agreement between that holder and UBS AG, upon the terms and subject to the conditions of the relevant Exchange Offer and the letter of instruction (including the Minimum Size Condition), which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the Exchange Offers by a tendering holder of Original Notes will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered Original Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Absence of Dissenters’ Rights

Holders of Original Notes do not have any appraisal rights or dissenters’ rights under English law, which is the law governing the Original Notes Agency Agreements and the Original Notes, or under the terms and conditions of the Original Notes or the terms of the Original Notes Agency Agreements in connection with the Exchange Offers.

Acceptance of Original Notes for Exchange; Exchange Notes

Assuming the conditions to an Exchange Offer (including the Minimum Size Condition) are satisfied or, where permitted, waived, we will issue Exchange Notes of the relevant series in book-entry form promptly on the applicable Settlement Date (in exchange for Original Notes that are properly tendered (and not validly withdrawn) prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, and accepted for exchange). The Settlement Date for an Exchange Offer shall occur on or about the second business day following the applicable Expiration Date.

We will be deemed to have accepted validly tendered Original Notes if and when we have given oral or written notice thereof to the Exchange and Information Agent. Subject to the terms and conditions of the Exchange Offers (including the Minimum Size Condition), delivery of Exchange Notes in connection with the exchange of Original Notes accepted by us will be made by the Exchange and Information Agent on the applicable Settlement Date upon receipt of such notice. The Exchange and Information Agent will act as agent for participating holders of the Original Notes for the purpose of receiving Original Notes from, and transmitting Exchange Notes to, such holders. If any tendered Original Notes are not accepted for any reason set forth in the terms and conditions of the applicable Exchange Offer (including the failure to satisfy the Minimum Size Condition) or if Original Notes are withdrawn prior to one minute after 11:59 p.m., New York City time, on the Expiration Date, such unaccepted or withdrawn Original Notes will be returned without expense to the tendering holder promptly after the applicable Expiration Date.

Procedures for Tendering Original Notes

If you hold Original Notes and wish to have those Original Notes exchanged for Exchange Notes in the applicable Exchange Offer, you must validly tender (or cause the valid tender of) your Original Notes using the ATOP procedures described in this prospectus and in the accompanying letter of instruction.

The procedures by which you may tender or cause to be tendered Original Notes will depend upon the manner in which you hold the Original Notes, as described below.

Only Relevant Persons will be able to participate in the Exchange Offers. In addition, holders of Original Notes resident in Canada may only participate in the Exchange Offers if such holders are “accredited investors” and “permitted clients” (each as defined under “Notices to Certain Non-U.S. Holders – Notice to Canadian Investors”), and have completed, signed and submitted to the Exchange and Information Agent a Canadian Eligibility Form, which is annexed to the letter of instruction and which can also be obtained by contacting the Exchange and Information Agent. See “Notices to Certain Non-U.S. Holders – Notice to Canadian Investors.”

Original Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Original Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Original Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Original Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange and Information Agent for the Original Notes, Kroll Issuer Services Limited will establish accounts with respect to the Original Notes at DTC for purposes of the Exchange Offers.

Any DTC participant may tender Original Notes by effecting a book-entry transfer of the Original Notes to be tendered in the Exchange Offers into the account of the Exchange and Information Agent at DTC and electronically transmitting its acceptance of the applicable Exchange Offer through DTC’s ATOP procedures for transfer, and delivering any other required documents to the Exchange and Information Agent, before the applicable Expiration Date.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange and Information Agent’s account at DTC and send an agent’s message to the Exchange and Information Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange and Information Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Original Notes that the participant has received and agrees to be bound by the terms of the letter of instruction and that UBS AG may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date. If the ATOP procedures are not completed prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, then those Original Notes will not be accepted for exchange and will be returned without expense to the tendering holder promptly after the Expiration Date.

Original Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Original Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering Original Notes—Original Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the Exchange Offers. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the applicable Expiration Date, in order for such entity to tender Original Notes on your behalf prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, in accordance with the terms of the applicable Exchange Offer.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offers. Accordingly, beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers.

Letter of Instruction

Subject to and effective upon the acceptance for exchange and issuance of Exchange Notes in exchange for Original Notes tendered, by agreeing to the terms of the letter of instruction pursuant to an agent’s message a tendering holder of Original Notes:

●	represents that it has full power and authority to tender the Original Notes tendered thereby, and to tender, sell, assign, transfer all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such Original Notes;

●	irrevocably sells, assigns and transfers to or upon the order of the Issuer all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Original Notes tendered thereby;

●	represents and warrants that the Original Notes tendered thereby were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and upon acceptance of such Original Notes by the Issuer, the Issuer will acquire good indefeasible and unencumbered title to such Original Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

●	irrevocably constitutes and appoints the Exchange and Information Agent the true and lawful agent and attorney-in-fact of the holder with respect to the Original Notes tendered thereby (with full knowledge that the Exchange and Information Agent also acts as the agent of the Issuer), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause such Original Notes tendered thereby to be assigned, transferred and exchanged in the applicable Exchange Offer;

●	will, upon request, execute and deliver any additional documents deemed by the Exchange and Information Agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered thereby;

●	acknowledges that none of the Issuer, the Dealer Manager or its affiliates, the Exchange and Information Agent, the Original Notes Agent, the Trustee or any person acting on behalf of any of the foregoing, has made any statement, representation, or warranty, express or implied, to it with respect to the Issuer or the offer or sale of any Exchange Notes, other than the information included in this prospectus (as supplemented to the applicable Expiration Date);

●	will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the Exchange Notes constitutes assets of any (a) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (c) plan subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of Title I of ERISA or Section 4975 of the Code, or (d) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements or (ii) the acquisition and holding of the Exchange Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions; and

●	if the holder is a resident in Canada, such holder will be deemed to have represented and warranted that the holder is an “accredited investor,” as defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario), and is a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”), and has or will have, prior to the applicable Expieration Date, completed, signed and submitted to the Exchange and Information Agent the Canadian Eligibility Form, which is annexed to the letter of instruction and is also available from the Exchange and Information Agent upon request.

The terms and conditions of each applicable Exchange Offer shall be deemed incorporated and form a part of the letter of instruction, which shall be read and construed accordingly.

Withdrawal of Tenders

Tenders of Original Notes in connection with any of the Exchange Offers may be withdrawn at any time prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date. As from one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, Original Notes that were tendered may not be validly withdrawn unless UBS AG is otherwise required by law to permit such withdrawal.

Beneficial owners desiring to withdraw Original Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Original Notes. In order to withdraw Original Notes previously tendered, a DTC participant may, prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, withdraw its instruction previously transmitted through ATOP by complying with DTC’s procedures for withdrawal of tenders. A withdrawal may be effected by a properly submitted “Request Message” through ATOP, which must:

●	contain the name and number of the DTC participant whose name appears on the security position listing as the owner of such tendered Original Notes;

●	contain a description of the series of Original Notes to be withdrawn, and the number of securities of each series of Original Notes subject to the withdrawal request; and

●	be signed by such DTC participant in the same manner as the participant’s name is listed in the applicable agent’s message.

A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

Withdrawals of tenders of Original Notes may not be rescinded and any Original Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offers. Properly withdrawn Original Notes, however, may be re-tendered by following the procedures described above at any time prior to one minute after 11:59 p.m., New York City time, on the applicable Expiration Date.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Original Notes in connection with the Exchange Offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Original Notes in the Exchange Offers, and our interpretation of the terms and conditions of the Exchange Offers (including the instructions in the letter of instruction) will be final and binding on all parties. None of UBS AG, its subsidiaries, the Exchange and Information Agent, the Dealer Manager, the Original Notes Agent, the Trustee, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Original Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived (which waiver may be made by us, in whole or in part, in our sole discretion, except that we may not waive the condition that the registration statement of which this prospectus forms a part be declared effective by the SEC). Original Notes received by the Exchange and Information Agent in connection with any Exchange Offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange and Information Agent to the participant who delivered such Original Notes by crediting an account maintained at DTC, as applicable, designated by such participant, in either case promptly after the Expiration Date, or the withdrawal or termination of the applicable Exchange Offer.

We may also in the future seek to acquire untendered Original Notes in open-market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of the Exchange Offers.

Exchange and Information Agent

Kroll Issuer Services Limited has been appointed as the exchange and information agent for the Exchange Offers for the Original Notes. Kroll Issuer Services Limited may contact holders of Original Notes by mail, telephone, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the Exchange Offers to beneficial holders.

All correspondence in connection with the Exchange Offers for the Original Notes should be sent or delivered by each holder of Original Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to Kroll Issuer Services Limited at the address and telephone number set forth on the back cover page of this prospectus. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of instruction should be directed to the information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus.

We will pay the Exchange and Information Agent reasonable and customary fees for its services and will reimburse the Exchange and Information Agent for its reasonable, out-of-pocket expenses in connection therewith.

Dealer Manager

UBS Securities LLC is acting as dealer manager in connection with the Exchange Offers for the Original Notes. UBS AG will pay reasonable and customary fees for the services of the Dealer Manager and will reimburse the Dealer Manager for certain of its reasonable out-of-pocket expenses. The Dealer Manager may contact holders of Original Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the Exchange Offers to beneficial holders. The obligation of the Dealer Manager to perform its functions is subject to certain conditions. UBS AG has agreed to indemnify the Dealer Manager against certain liabilities, including liabilities under applicable federal securities laws in connection with its services. Questions regarding the terms of the Exchange Offers may be directed to the Dealer Manager at its address and telephone numbers listed on the back cover page of this prospectus. At any given time, the Dealer Manager and its affiliates may trade the Original Notes or other of our securities for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the Original Notes.

None of UBS AG, the Dealer Manager or its affiliates, the Exchange and Information Agent, the Original Notes Agent, the Trustee, or any other person, makes any recommendation as to whether or not the holders of the Original Notes should exchange their Original Notes in the applicable Exchange Offer.

The Dealer Manager is an affiliate of UBS AG. The Dealer Manager and its respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for UBS AG, for which they may have received or may receive customary fees and expenses. The Dealer Manager and its affiliates, in the ordinary course of its business, may make markets in UBS AG’s debt securities. The Dealer Manager and its affiliates may hold positions in the Original Notes, either for their own accounts or for the accounts of customers. In the ordinary course of its various business activities, the Dealer Manager and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve UBS AG’s securities and/or instruments. The Dealer Manager and its affiliates may also make investment recommendations in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Fees and Expenses

The expenses of soliciting tenders with respect to the Original Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the Dealer Manager, as well as by officers and other employees of UBS AG and its affiliates.

Tendering holders of Original Notes will not be required to pay any fee or commission to the Dealer Manager. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

United Kingdom Securities Laws

The Dealer Manager represents and agrees that: (i) it will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the Exchange Offers and/or Exchange Notes in circumstances in which Section 21(1) of the FSMA would not, if UBS AG was not an authorized person, apply; and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Exchange Offers and/or Exchange Notes in, from or otherwise involving the UK.

Comparison of Material Terms between the Exchange Notes and the Original Notes

Comparison of material terms between the 2026 Original Notes and the 2026 Exchange Notes

The following is a summary comparison of the material terms of the 2026 Original Notes and the 2026 Exchange Notes, some of which differ. This summary does not purport to be complete and is qualified in its entirety by reference to (i) the 2026 Original Notes, 2026 Original Notes Base Prospectus, the 2026 Original Notes Deed of Covenant and the 2026 Original Notes Agency Agreement, which govern the 2026 Original Notes and (ii) the 2026 Exchange Notes and the Indenture, which govern the 2026 Exchange Notes. Copies of the Indenture and the 2026 Exchange Notes are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	2026 Original Notes	2026 Exchange Notes
Principal Amount Outstanding (Aggregate)	$1,000,000,000	Up to $1,000,000,000
Interest Rate	1.250% per annum	1.250% per annum
Payment Frequency	Semi-annually in arrears on June 1 and December 1 in each year	Semi-annually in arrears on June 1 and December 1 in each year
Maturity	June 1, 2026	June 1, 2026
Optional Redemption	None	None

Minimum Denomination	$200,000 and integral multiples of $1,000 in excess thereof	$200,000 and integral multiples of $1,000 in excess thereof
Ranking

The obligations under the 2026 Original Notes constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain debts required to be preferred by law) equally with all other outstanding unsecured and unsubordinated obligations of the Issuer.

The 2026 Exchange Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the 2026 Exchange Notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Events of Default

Under the 2026 Original Notes, an Event of Default will occur if:

(1) There is a default for more than 30 days in the payment of any principal or interest due in respect of the 2026 Original Notes; or

(2) There is a default in the performance by the Issuer of any other obligation under the 2026 Original Notes and such default continues for a period of 60 days after written notice of such default has been given by any noteholder to the Issuer; or

(3) Any order shall be made by any competent court or other authority or resolution passed by the Issuer for the dissolution or winding-up of the Issuer or for the appointment of a liquidator, receiver, administrator or manager of the Issuer or of all or a substantial part of their respective assets, or anything analogous occurs, in any jurisdiction, to the Issuer, other than in connection with a solvent reorganization, reconstruction, amalgamation or merger; or

(4) The Issuer shall stop payment or shall be unable to, or shall admit to creditors generally its inability to, pay its debts as they fall due, or shall be adjudicated or found bankrupt or insolvent, or shall enter into any composition or other arrangements with its creditors generally.

Under the 2026 Exchange Notes, an Event of Default means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest or principal upon any 2026 Exchange Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the performance, or breach, of any covenant or warranty of the Issuer in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of securities other than the 2026 Exchange Notes), and continuance of such default or breach for a period of 60 days after there has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 10% in principal amount of the outstanding 2026 Exchange Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default under the Indenture; or

(3) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of UBS AG in an involuntary case or proceeding under any applicable Swiss bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of UBS AG or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(4) the commencement by UBS AG of a voluntary case or proceeding under any applicable Swiss bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of UBS AG in an involuntary case or proceeding under any applicable Swiss bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Swiss law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of UBS AG or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by UBS AG in furtherance of any such action

Acceleration

If an Event of Default in relation to the 2026 Original Notes shall have occurred and be continuing, noteholders holding at least 25 per cent. in aggregate nominal amount of the outstanding 2026 Original Notes may, by notice in writing giving to the Original Notes Agent at its specified office, declare all the 2026 Original Notes immediately due and payable, whereupon they will become immediately due and payable at the Early Redemption Amount (as described in Condition 7(h) of the 2026 Notes Original Notes Base Prospectus), together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind unless such Event of Default has been remedied prior to the receipt of such notice by the Original Notes Agent, and the Original Notes Agent has actual knowledge of such remedy.

If an Event of Default (other than an Event of Default specified in items (3) or (4) in the “Events of Default” section above) occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the 2026 Exchange Notes may declare the principal amount of all the 2026 Exchange Notes to be due and payable immediately, by a notice in writing to UBS AG, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in items (3) or (4) of the “Events of Default” section above occurs, the principal amount of all the 2026 Exchange Notes shall automatically become immediately due and payable.
Modifications/Amendments to Notes

Any modification of the 2026 Original Notes or any provisions of the 2026 Agency Agreement applicable to the 2026 Original Notes must be authorized by an Extraordinary Resolution (as defined below) of the noteholders. The quorum at any meeting will be two or more persons present in person holding or representing a clear majority in nominal amount of the 2026 Original Notes for the time being outstanding, and at any adjourned meeting two or more persons being or representing holders of the 2026 Original Notes, whatever the nominal amount of 2026 Original Notes so held or represented, provided that at any meeting the business which of which includes any of the following matters:

(i)    varies the date of maturity or any date of redemption of any of the 2026 Original Notes or any date for payment of any principal or interest in respect thereof; or

(ii)   reduces or cancels the nominal amount of the 2026 Original Notes, varies any provision regarding the calculation of the amount or the rate of interest payable thereon or varies the rate of discount, rate of amortization or any other rate of return applicable thereto or reduces the amount of principal or interest payable on any date; or

(iii)  modifies the provisions concerning the quorum required at any meeting of holders of 2026 Original Notes in respect of the 2026 Original Notes or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution; or

(iv)  varies the currency in which any payment (or other obligation) in respect of the 2026 Original Notes is to be made; or

(v)   amends this section in any manner,

the necessary quorum for passing an Extraordinary Resolution is two or more persons holding or representing not less than 75 per cent. or, at any adjourned meeting, one or more persons holding or representing a clear majority, in nominal amount of the 2026 Original Notes for the time being outstanding. An Extraordinary Resolution duly passed at a meeting will be binding on all the noteholders (whether present at the meeting or not). An “Extraordinary Resolution” is a resolution passed by a majority consisting of not less than 75 per cent. of the votes cast thereon.

With the consent of the holders of not less than 66 2/3% in principal amount of the outstanding 2026 Exchange Notes, UBS AG and the Trustee may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of 2026 Exchange Notes under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding 2026 Exchange Note affected thereby,

(1) change the stated maturity of the principal of, or any instalment of principal of or interest on, any 2026 Exchange Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture, or change any place of payment where, or the coin or currency in which, any 2026 Exchange Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or

(2) reduce the percentage in principal amount of the 2026 Exchange Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Indenture, or

(3) modify any of the provisions of the Indenture described in this section or the provisions of Section 513 of the Indenture (dealing with waivers of past defaults), except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of 2026 Exchange Notes.

Without the consent of any holders, UBS AG and the Trustee may enter supplemental indentures to, among others, evidence the succession of another person to the Issuer, to implement provisions favorable to the holders (including to add to the covenants of the Issuer, add Events of Default, to secure the 2026 Exchange Notes), changes to evidence the succession of the Trustee, as well as amendments for the following purposes: to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action pursuant to this clause shall not adversely affect the interests of the holders of securities of any series in any material respect.

In addition, a resolution in writing signed by or on behalf of all noteholders who for the time being are entitled to receive notice of a meeting of noteholders will take effect as if it were an Extraordinary Resolution.

Notwithstanding the above, the 2026 Original Notes and the terms and conditions of the 2026 Original Notes may be amended without the consent of the noteholders to correct a manifest error. In addition, the parties to the 2026 Original Notes Agency Agreement may agree without the consent of the noteholders to any modification to the 2026 Original Notes Agency Agreement which, in the reasonable opinion of such parties, is not materially prejudicial to the interest of the noteholders or which is of a formal, minor or technical nature or to any modification which is necessary, to correct a manifest error.

Waiver of Past Defaults and Covenants	Waivers of past defaults or any breach of the Issuer’s obligations require the passing of an extraordinary resolution of noteholders, as set forth in “Modifications/Amendments to Notes” above.

The Issuer may, with respect to the 2026 Exchange Notes, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided as an additional covenant through an officer’s certificate pursuant to Section 301(18) of the Indenture, covenants added through a supplemental indenture without the consent of holders pursuant to Section 901(2) of the Indenture or the form of terms of securities added through a supplemental indenture without the consent of holders pursuant to 901(7) of the Indenture or the merger covenants in Article Eight of the Indenture if before the time for such compliance the holders of at least a majority in principal amount of the 2026 Exchange Notes either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver becomes effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The holders of not less than a majority in principal amount of the 2026 Exchange Notes may on behalf of the holders of all the 2026 Exchange Notes waive any past default with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any 2026 Exchange Note, or

(2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each 2026 Exchange Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Issuer and Branch Substitution

The Issuer may, at its option and having given no more than 30 nor less than 10 days’ notice to the noteholders (which notice shall be irrevocable) and provided that no payment in respect of any 2026 Original Notes is overdue designate, without the consent of any noteholder, an Affiliate (the “Substitute Entity”) to assume in place of the Issuer or any previous Substitute Entity (the “Current Entity”) liability for the due and punctual payment of all payments on all 2026 Original Notes then outstanding and the performance of all the Issuer’s other obligations under all the 2026 Original Notes then outstanding, the 2026 Original Notes Agency Agreement and the 2026 Original Notes Deed of Covenant.

As used herein (i) “Affiliate” means any entity controlled, directly or indirectly, by the Issuer, any entity that controls the Issuer, directly or indirectly, or any entity under common control with the Issuer, and (ii) “control” of the Issuer or any entity means ownership of a majority of the voting power of the Issuer or such entity.

No corresponding provisions for an issuer substitution under the 2026 Exchange Notes.

Prior to any assumption pursuant to the paragraphs above, the Issuer may, without the consent of the noteholders, upon giving no more than 30 and no less than 10 days’ notice to the noteholders, at any time, (i) cease to make payments of principal, interest and any other amounts due under all 2026 Original Notes then outstanding and fulfil any of its other obligations and exercise any of its other rights and powers in respect of, or arising under, all 2026 Original Notes then outstanding through the Branch (as defined in the 2026 Original Notes Base Prospectus) or the UBS Head Office (as defined in the 2026 Original Notes Base Prospectus), as applicable, through which it is acting at the time of the relevant notice, and (ii) commence making such payments, fulfilling such other obligations and exercising such powers and rights through another Branch or the UBS Head Office (if the Issuer was not acting through UBS Head Office at the time of the relevant notice) as designated in the relevant notice (an “Issuing Branch Substitution”), provided that, as of the time of giving the relevant notice, (A) the Issuer is not in default in respect of any amount payable under any 2026 Original Note, and (B) the Issuer would not be required to pay any additional amounts under the terms and conditions of the 2026 Original Notes after giving effect to such Issuing Branch Substitution that it would not have been required to pay if such Issuing Branch Substitution were not to occur.

Upon any Issuing Branch Substitution pursuant to which the Issuer was not acting through the UBS Head Office immediately prior thereto, references in the terms and conditions of the 2026 Original Notes to the Relevant Jurisdiction (as defined in the section below on “Additional Amounts”) being the jurisdiction of establishment of the Branch through which UBS AG was acting immediately prior to such Issuing Branch Substitution, shall be read and construed as references to (x) the jurisdiction of establishment of the Branch through which UBS AG is acting immediately after giving effect to such Issuing Branch Substitution or (y) if UBS AG is acting through the UBS Head Office immediately after giving effect to such Issuing Branch Substitution, Switzerland, in each case, instead of references to the jurisdiction of establishment of the Branch through which UBS AG was acting immediately prior to such Issuing Branch Substitution. Upon any Issuing Branch Substitution pursuant to which UBS AG was acting through the UBS Head Office immediately prior thereto, references in the terms and conditions of the 2026 Original Notes to the Relevant Jurisdiction (as defined in the section below on “Additional Amounts”) shall be read and construed as to include references to the jurisdiction of establishment of the Branch through which UBS AG is acting immediately after giving effect to such Issuing Branch Substitution in addition to Switzerland.

UBS AG may, without the consent of holders, upon giving no more than 30 and no less than 10 days’ notice to holders, at any time, (i) cease to make payments of principal, interest and any other amounts due under the 2026 Exchange Notes then outstanding and fulfil any of its other obligations and exercise any of its other rights and powers in respect of, or arising under, the 2026 Exchange Notes then outstanding through any of UBS AG ‘s branches outside of Switzerland (each a “Branch”) or UBS AG’s head offices in Basel and Zurich (the “UBS Head Offices”), as applicable, through which it is acting at the time of the relevant notice, and (ii) commence making such payments, fulfilling such other obligations and exercising such powers and rights through another Branch or the UBS Head Office (if UBS AG was not acting through UBS Head Office at the time of the relevant notice) as designated in the relevant notice (an “Issuing Branch Substitution”), provided that, as of the time of giving the relevant notice, (A) the Issuer is not in default in respect of any amount payable under the 2026 Exchange Notes, and (B) the Issuer would not be required to pay any Additional Amounts under the terms of the 2026 Exchange Notes after giving effect to such Issuing Branch Substitution that it would not have been required to pay if such Issuing Branch Substitution were not to occur.

Merger and Consolidation Restrictions	No corresponding provisions under the 2026 Original Notes.

UBS AG shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and UBS AG shall not permit any person to consolidate with or merge into UBS AG or convey, transfer or lease its properties and assets substantially as an entirety to UBS AG, unless:

(1) in case UBS AG shall consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which UBS AG is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of UBS AG substantially as an entirety shall be a corporation, partnership or trust, and shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the 2026 Exchange Notes and the performance or observance of every covenant of the Indenture on the part of UBS AG to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of UBS AG or any subsidiary as a result of such transaction as having been incurred by UBS AG or such subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, UBS AG or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the 2026 Exchange Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

the Issuer has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this section and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the above, UBS AG may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any affiliate of UBS AG that is the parent or a wholly-owned subsidiary of the parent of the Issuer, provided that the parent shall expressly and irrevocably guarantee the payment of the principal of and any premium and interest on all the 2026 Exchange Notes and the performance and observance of every covenant of the Indenture on the part of the Issuer.

Optional Tax Redemption

The Issuer may at any time redeem all of the 2026 Original Notes (but may not partially redeem the 2026 Original Notes) at $1,000 per Calculation Amount (together with accrued interest), on giving not less than 30 and not more than 45 days’ notice to the noteholders, the Original Notes Agent and the relevant registrar of its intention to redeem the 2026 Original Notes, if:

(i)     on the occasion of the next payment due under the 2026 Original Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in the 2026 Original Notes Base Prospectus as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or Switzerland or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the 2026 Original Notes; and

(ii)    such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the 2026 Original Notes then due.

The Issuer may, on giving not more than 60 nor less than 10 days’ notice to the Trustee redeem the 2026 Exchange Notes then outstanding at a redemption price equal to the principal amount of the 2026 Exchange Notes plus any related additional amounts (as defined in the Indenture), in each case with respect to the 2026 Exchange Notes being redeemed, in the event that:

(a) the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, the Issuer has or will become obligated to pay additional amounts with respect to the 2026 Exchange Notes; or

(b) a person who is a resident for tax purposes in a jurisdiction other than a Relevant Jurisdiction into which the Issuer is merged or to which it has conveyed, transferred or leased its property is required to pay additional amounts. Nothing in this subsection (b) requires the Issuer to use reasonable measures to avoid the obligation of pay additional amounts in the event of such merger, conveyance, transfer or lease.

Additional Amounts

All sums payable by or on behalf of the Issuer pursuant to the terms and conditions of the 2026 Original Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other government charges of any nature (“Taxes”) imposed by or on behalf of the Relevant Jurisdiction, or any authority thereof or therein having power to impose Taxes unless such withholding or deduction is required by law.

If the Issuer is required by law to deduct or withhold any Taxes imposed by or on behalf of the Relevant Jurisdiction then the Issuer will pay such additional amounts as will result in the noteholders receiving the amounts they would have received if no withholding or deduction of Taxes had been required (“Additional Amounts”).

The Issuer will not be required to pay any Additional Amounts pursuant to the prior paragraph in relation to a 2026 Original Note:

(i)       to a noteholder who is liable to such Taxes on the 2026 Original Note as a result of having some connection with the Relevant Jurisdiction other than its mere ownership or possession of the 2026 Original Note or the receipt of principal or interest in respect thereof, or

(ii)      which is presented for payment more than 30 days after the Relevant Date except to the extent that the noteholder would have been entitled to receive the Additional Amounts if it had presented the 2026 Original Note for payment on the last day of the 30-day period, or

Payments under the 2026 Exchange Notes will be made without deduction or withholding for or on account of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payments by a Relevant Jurisdiction (“Taxes”), unless required by law. To the extent any such Taxes are so levied or imposed, the Issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the holder of any 2026 Exchange Note who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of and interest on such 2026 Exchange Note and any other amounts payable on such 2026 Exchange Note, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such 2026 Exchange Note to be then due and payable.

The Issuer will not be required to make any payment of Additional Amounts in relation to any 2026 Exchange Note:

(1)       to a holder who is liable to such Taxes on that 2026 Exchange Note as a result of having some connection with the Relevant Jurisdiction other than its mere ownership or possession of the 2026 Exchange Notes or the receipt of principal or interest in respect thereof;

(2)       that is presented for payment more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to receive the Additional Amounts if it had presented the 2026 Exchange Note for payment on the last day of the 30-day period, or

(iii)     where such withholding or deduction is imposed on a payment and is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on 3 April 2020, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying-agent-based system pursuant to which a person other than the Issuer is required to withhold tax on any interest payments.

“Relevant Date” means the date on which the payment first becomes due. If the full amount of the moneys payable on the due date has not been received by the 2026 Original Notes Agent on or before the due date, then “Relevant Date” means the date on which notice to the effect that the full amount of the money due has been received by the 2026 Original Notes Agent is published in accordance with the terms and conditions of the 2026 Original Notes.

“Relevant Jurisdiction” means the United Kingdom and Switzerland.

In the event there is an issuer or branch substitution, as set out in the “Issuer and Branch Substitution” section of this table, the applicable Relevant Jurisdictions may also be subject to change.

The Issuer shall be permitted to withhold or deduct any amounts required by the rules of Section 871(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor provisions (relating to withholding or dividend equivalents) or Sections 1471 through 1474 of the Code, or any amended or successor provisions, pursuant to any inter-governmental agreement or implementing legislation adopted by another jurisdiction in connection with these provisions, or pursuant to any agreement with the U.S. Internal Revenue Service (“FATCA withholding”) as a result of a holder, beneficial owner or an intermediary that is not an agent of the Issuer not being entitled to receive payments free of FATCA withholding. The Issuer will have no obligation to pay additional amounts or otherwise indemnify an investor for any such withholding deducted or withheld by the Issuer, the paying agent or any other party.

(3)       where such withholding or deduction is imposed on a payment and is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on April 3, 2020, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying-agent-based system pursuant to which a Person other than the Issuer is required to withhold tax on any interest payments.

(4)       any such Taxes which would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settler, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States including, without limitation, such holder (or such fiduciary, settler, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

(5)       on account of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

(6)       on account of any Taxes which are payable otherwise than by withholding or deduction from payments on or in respect of any 2026 Exchange Notes;

(7)       on account of any Taxes which would not have been imposed but for the failure of a holder, or any intermediary, custodian or broker, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such 2026 Exchange Note, if such compliance is required by statute or by regulation of or on behalf of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(8)       on account of any Taxes imposed solely because the holder is a bank purchasing the 2026 Exchange Notes in the ordinary course of its lending business;

(9)       on account of any Taxes required to be deducted or withheld by any paying agent from a payment on the 2026 Exchange Notes if such payment can be made without such deduction or withholding by a paying agent other than the one required to make such a deduction or withholding;

(10)       on account of any Taxes imposed on (A) a holder that actually or constructively owns 10% or more of the combined voting power of all classes of stock of the Issuer entitled to vote; or (B) contingent interest as described in section 871(h)(4) of the Code; or

(11)       any combination of (1) through (10) above;

nor shall Additional Amounts be paid with respect to any payment on a 2026 Exchange Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the 2026 Exchange Note.

“Relevant Date” means the date on which the payment first becomes due. If the full amount of the moneys payable on the due date has not been received by the Trustee on or before the due date, then “Relevant Date” means the date on which notice to the effect that the full amount of the money due has been received by the Trustee is given to holders of the 2026 Exchange Notes.

“Relevant Jurisdiction” means United Kingdom and Switzerland.

Notwithstanding any other provisions contained herein, the Issuer shall be permitted to withhold or deduct any amounts required by the rules of Section 871(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor provisions (relating to withholding or dividend equivalents) or Sections 1471 through 1474 of the Code, or any amended or successor provisions, pursuant to any inter-governmental agreement or implementing legislation adopted by another jurisdiction in connection with these provisions, or pursuant to any agreement with the U.S. Internal Revenue Service (“FATCA withholding”) as a result of a holder, beneficial owner or an intermediary not being entitled to receive payments free of FATCA withholding. The Issuer will have no obligation to pay additional amounts or otherwise indemnify an investor for any such withholding deducted or withheld by the Issuer, the Paying Agent, the Trustee, or any other party.

The provisions of this section shall also apply to any Taxes imposed by (i) any jurisdiction in which a person into which UBS AG has merged or to which UBS AG has conveyed, transferred or leased its property is a resident for tax purposes, and (ii) after giving effect to any Issuing Branch Substitution (unless UBS AG is acting through UBS Head Office immediately after giving effect to such Issuing Branch Substitution), the jurisdiction of establishment of the Branch through which UBS AG is acting immediately after giving effect to such Issuing Branch Substitution, and, in each case, such jurisdiction shall thereafter be treated in the same manner as a Relevant Jurisdiction for purposes of this section.

Governing Law and Jurisdiction	The 2026 Original Notes shall be governed by English law. The courts of England have jurisdiction to settle any disputes which may arise out of or in connection with the 2026 Original Notes.	The Indenture and the 2026 Exchange Notes are governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon the Indenture may be instituted in any U.S. state or federal court in the Borough of Manhattan, City and State of New York.

Comparison of material terms between the 2048 Original Notes and the 2048 Exchange Notes

The following is a summary comparison of the material terms of the 2048 Original Notes and the 2048 Exchange Notes, some of which differ. This summary does not purport to be complete and is qualified in its entirety by reference to (i) the 2048 Original Notes, 2048 Original Notes Base Prospectus, the 2048 Original Notes Deed of Covenant and the 2048 Original Notes Agency Agreement, which govern the 2048 Original Notes and (ii) the 2048 Exchange Notes and the Indenture, which govern the 2048 Exchange Notes. Copies of the Indenture and the 2048 Exchange Notes are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

	2048 Original Notes	2048 Exchange Notes
Principal Amount Outstanding (Aggregate)	$1,000,000,000	Up to $1,000,000,000
Interest Rate	4.500%	4.500%
Payment Frequency	Semi-annually in arrears on June 26 and December 26 in each year	Semi-annually in arrears on June 26 and December 26 in each year
Maturity	June 26, 2048	June 26, 2048
Optional Redemption	None	None

Minimum Denomination	$200,000 and integral multiples of $1,000 in excess thereof	$200,000 and integral multiples of $1,000 in excess thereof
Ranking

The obligations under the 2048 Original Notes constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain debts required to be preferred by law) equally with all other outstanding unsecured and unsubordinated obligations of the Issuer.

The 2048 Exchange Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the 2048 Exchange Notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Event of Default

Under the 2048 Original Notes, an Event of Default will occur if:

(1)       There is a default for more than 30 days in the payment of any principal or interest due in respect of the 2048 Original Notes; or

(2)       There is a default in the performance by the Issuer of any other obligation under the 2048 Original Notes and such default continues for a period of 60 days after written notice of such default has been given by any noteholder to the Issuer; or

(3)       Any order shall be made by any competent court or other authority or resolution passed by the Issuer for the dissolution or winding-up of the Issuer or for the appointment of a liquidator, receiver, administrator or manager of the Issuer or of all or a substantial part of their respective assets, or anything analogous occurs, in any jurisdiction, to the Issuer, other than in connection with a solvent reorganization, reconstruction, amalgamation or merger; or

(4)       The Issuer shall stop payment or shall be unable to, or shall admit to creditors generally its inability to, pay its debts as they fall due, or shall be adjudicated or found bankrupt or insolvent, or shall enter into any composition or other arrangements with its creditors generally.

Under the 2048 Exchange Notes, an Event of Default means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)       default in the payment of any interest or principal upon any 2048 Exchange Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)       default in the performance, or breach, of any covenant or warranty of the Issuer in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of securities other than the 2048 Exchange Notes and continuance of such default or breach for a period of 60 days after there has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 10% in principal amount of the outstanding 2048 Exchange Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default under the Indenture; or

(3)       the entry by a court having jurisdiction of (A) a decree or order for relief in respect of UBS AG in an involuntary case or proceeding under any applicable Swiss bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of UBS AG or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(4)       The commencement by UBS AG of a voluntary case or proceeding under any applicable Swiss bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of UBS AG in an involuntary case or proceeding under any applicable Swiss bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Swiss law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of UBS AG or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by UBS AG in furtherance of any such action

Acceleration

If an Event of Default in relation to the 2048 Original Notes shall have occurred and be continuing, noteholders holding at least 25 per cent. in aggregate nominal amount of the outstanding 2048 Original Notes may, by notice in writing giving to the Original Notes Agent at its specified office, declare all the 2048 Original Notes immediately due and payable, whereupon they will become immediately due and payable at the Early Redemption Amount (as described in Condition 7(i) of the 2048 Notes Original Notes Base Prospectus), together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind unless such Event of Default has been remedied prior to the receipt of such notice by the Original Notes Agent, and the Original Notes Agent has actual knowledge of such remedy.

If an Event of Default (other than an Event of Default specified in items (3) or (4) in the “Events of Default” section above) occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the 2048 Exchange Notes may declare the principal amount of all the 2048 Exchange Notes to be due and payable immediately, by a notice in writing to UBS AG, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in items (3) or (4) of the “Events of Default” section above occurs, the principal amount of all the 2048 Exchange Notes shall automatically become immediately due and payable.
Modifications/Amendments to Notes

Any modification of the 2048 Original Notes or any provisions of the 2048 Agency Agreement applicable to the 2048 Original Notes must be authorized by an Extraordinary Resolution (as defined below) of the noteholders. The quorum at any meeting will be two or more persons present in person holding or representing a clear majority in nominal amount of the 2048 Original Notes for the time being outstanding, and at any adjourned meeting two or more persons being or representing holders of the 2048 Original Notes, whatever the nominal amount of 2048 Original Notes so held or represented, provided that at any meeting the business which of which includes any of the following matters:

(i)    varies the date of maturity or any date of redemption of any of the 2048 Original Notes or any date for payment of any principal or interest in respect thereof; or

(ii)   reduces or cancels the nominal amount of the 2048 Original Notes, varies any provision regarding the calculation of the amount or the rate of interest payable thereon or varies the rate of discount, rate of amortization or any other rate of return applicable thereto or reduces the amount of principal or interest payable on any date; or

(iii)  modifies the provisions concerning the quorum required at any meeting of holders of 2048 Original Notes in respect of the 2048 Original Notes or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution; or

(iv)  varies the currency in which any payment (or other obligation) in respect of the 2048 Original Notes is to be made; or

(v)  amends this section in any manner,

the necessary quorum for passing an Extraordinary Resolution is two or more persons holding or representing not less than 75 per cent. or, at any adjourned meeting, one or more persons holding or representing a clear majority, in nominal amount of the 2048 Original Notes for the time being outstanding. An Extraordinary Resolution duly passed at a meeting will be binding on all the noteholders (whether present at the meeting or not). An “Extraordinary Resolution” is a resolution passed by a majority consisting of not less than 75 per cent. of the votes cast thereon.

Notwithstanding the above, the 2048 Original Notes and the terms and conditions of the 2048 Original Notes may be amended without the consent of the noteholders to correct a manifest error. In addition, the parties to the 2048 Original Notes Agency Agreement may agree without the consent of the noteholders to any modification to the 2048 Original Notes Agency Agreement which, in the reasonable opinion of such parties, is not materially prejudicial to the interest of the noteholders or which is of a formal, minor or technical nature or to any modification which is necessary, to correct a manifest error.

With the consent of the holders of not less than 66 2/3% in principal amount of the outstanding 2048 Exchange Notes, UBS AG and the Trustee may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of 2048 Exchange Notes under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding 2048 Exchange Note affected thereby,

(1) change the stated maturity of the principal of, or any instalment of principal of or interest on, any 2048 Exchange Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture, or change any place of payment where, or the coin or currency in which, any 2048 Exchange Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or

(2) reduce the percentage in principal amount of the 2048 Exchange Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Indenture, or

(3) modify any of the provisions of the Indenture described in this section or the provisions of Section 513 of the Indenture (dealing with waivers of past defaults), except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of 2048 Exchange Notes.

Without the consent of any holders, UBS AG and the Trustee may enter supplemental indentures to, among others, evidence the succession of another person to the Issuer, to implement provisions favorable to the holders (including to add to the covenants of the Issuer, add Events of Default, to secure the 2048 Exchange Notes), changes to evidence the succession of the Trustee, as well as amendments for the following purposes: to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action pursuant to this clause shall not adversely affect the interests of the holders of securities of any series in any material respect.

Waiver of Past Defaults and Covenants	Waivers of past defaults or any breach of the Issuer’s obligations require the passing of an extraordinary resolution of noteholders, as set forth in “Modifications/Amendments to Notes” above.

The Issuer may, with respect to the 2048 Exchange Notes, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided as an additional covenant through an officer’s certificate pursuant to Section 301(18) of the Indenture, covenants added through a supplemental indenture without the consent of holders pursuant to Section 901(2) of the Indenture or the form of terms of securities added through a supplemental indenture without the consent of holders pursuant to 901(7) of the Indenture or the merger covenants in Article Eight of the Indenture if before the time for such compliance the holders of at least a majority in principal amount of the 2048 Exchange Notes either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver becomes effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The holders of not less than a majority in principal amount of the 2048 Exchange Notes may on behalf of the holders of all the 2048 Exchange Notes waive any past default with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any 2048 Exchange Note, or

(2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each 2048 Exchange Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Issuer and Branch Substitution

The Issuer may, at its option and having given no more than 30 nor less than 10 days’ notice to the noteholders (which notice shall be irrevocable) and provided that no payment in respect of any such 2048 Original Notes is overdue designate, without the consent of any noteholder, an Affiliate (the “Substitute Entity”) to assume in place of the Issuer or any previous Substitute Entity (the “Current Entity”) liability for the due and punctual payment of all payments on all 2048 Original Notes then outstanding and the performance of all the Issuer’s other obligations under all the 2048 Original Notes then outstanding, the 2048 Original Notes Agency Agreement and the 2048 Original Notes Deed of Covenant.

As used herein (i) “Affiliate” means any entity controlled, directly or indirectly, by the Issuer, any entity that controls the Issuer, directly or indirectly, or any entity under common control with the Issuer, and (ii) “control” of the Issuer or any entity means ownership of a majority of the voting power of the Issuer or such entity

…

No corresponding provisions for an issuer substitution under the 2048 Exchange Notes.

	Prior to any assumption pursuant to the paragraphs above, the Issuer may, without the consent of the noteholders, upon giving no more than 30 and no less than 10 days’ notice to the noteholders, at any time, (i) cease to make payments of principal, interest and any other amounts due under all 2048 Original Notes then outstanding and fulfil any of its other obligations and exercise any of its other rights and powers in respect of, or arising under, all 2048 Original Notes then outstanding through the Branch (as defined in the 2048 Original Notes Base Prospectus) or the UBS Head Office (as defined in the 2048 Original Notes Base Prospectus), as applicable, through which it is acting at the time of the relevant notice, and (ii) commence making such payments, fulfilling such other obligations and exercising such powers and rights through another Branch or the UBS Head Office (if the Issuer was not acting through UBS Head Office at the time of the relevant notice) as designated in the relevant notice (an “Issuing Branch Substitution”), provided that, as of the time of giving the relevant notice, (A) the Issuer is not in default in respect of any amount payable under any 2048 Original Note, and (B) the Issuer would not be required to pay any additional amounts under the terms and conditions of the 2048 Original Notes after giving effect to such Issuing Branch Substitution that it would not have been required to pay if such Issuing Branch Substitution were not to occur.	UBS AG may, without the consent of holders, upon giving no more than 30 and no less than 10 days’ notice to holders, at any time, (i) cease to make payments of principal, interest and any other amounts due under the 2048 Exchange Notes then outstanding and fulfil any of its other obligations and exercise any of its other rights and powers in respect of, or arising under, the 2048 Exchange Notes then outstanding through any of UBS AG’s branches outside of Switzerland (each a “Branch”) or the Issuer’s head offices in Basel and Zurich (the “UBS Head Offices”), as applicable, through which it is acting at the time of the relevant notice, and (ii) commence making such payments, fulfilling such other obligations and exercising such powers and rights through another Branch or the UBS Head Office (if the Issuer was not acting through UBS Head Office at the time of the relevant notice) as designated in the relevant notice (an “Issuing Branch Substitution”), provided that, as of the time of giving the relevant notice, (A) the Issuer is not in default in respect of any amount payable under the 2048 Exchange Notes, and (B) the Issuer would not be required to pay any Additional Amounts under the terms of the 2048 Exchange Notes after giving effect to such Issuing Branch Substitution that it would not have been required to pay if such Issuing Branch Substitution were not to occur.

Upon any Issuing Branch Substitution pursuant to which UBS AG was not acting through the UBS Head Office immediately prior thereto, references in the terms and conditions of the 2048 Original Notes to the Relevant Jurisdiction (as defined in the section below on “Additional Amounts”) being the jurisdiction of establishment of the Branch through which UBS AG was acting immediately prior to such Issuing Branch Substitution, shall be read and construed as references to (x) the jurisdiction of establishment of the Branch through which UBS AG is acting immediately after giving effect to such Issuing Branch Substitution or (y) if UBS AG is acting through the UBS Head Office immediately after giving effect to such Issuing Branch Substitution, Switzerland, in each case, instead of references to the jurisdiction of establishment of the Branch through which UBS AG was acting immediately prior to such Issuing Branch Substitution. Upon any Issuing Branch Substitution pursuant to which UBS AG was acting through the UBS Head Office immediately prior thereto, references in the terms and conditions of the 2048 Original Notes to the Relevant Jurisdiction (as defined in the section below on “Additional Amounts”) shall be read and construed as to include references to the jurisdiction of establishment of the Branch through which UBS AG is acting immediately after giving effect to such Issuing Branch Substitution in addition to Switzerland.

Merger and Consolidation Restrictions	No corresponding provisions under the 2048 Original Notes.

UBS AG shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and UBS AG shall not permit any person to consolidate with or merge into UBS AG or convey, transfer or lease its properties and assets substantially as an entirety to UBS AG, unless:

(1) in case UBS AG shall consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which UBS AG is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of UBS AG substantially as an entirety shall be a corporation, partnership or trust, and shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the 2048 Exchange Notes and the performance or observance of every covenant of the Indenture on the part of UBS AG to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of UBS AG or any subsidiary as a result of such transaction as having been incurred by UBS AG or such subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of UBS AG would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, the Issuer or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the 2048 Exchange Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

the Issuer has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this section and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the above, UBS AG may consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any affiliate of the Issuer that is the parent or a wholly-owned subsidiary of the parent of the Issuer, provided that the parent shall expressly and irrevocably guarantee the payment of the principal of and any premium and interest on all the 2048 Exchange Notes and the performance and observance of every covenant of the Indenture on the part of the Issuer.

Optional Tax Redemption

The Issuer may at any time redeem all of the 2048 Original Notes (but may not partially redeem the 2048 Original Notes) at $1,000 per Calculation Amount (together with accrued interest), on giving not less than 30 and not more than 45 days’ notice to the noteholders, the Original Notes Agent and the relevant registrar of its intention to redeem the 2048 Original Notes, if:

(i)    on the occasion of the next payment due under the 2048 Original Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in the 2048 Original Notes Base Prospectus as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or Switzerland or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the 2048 Original Notes; and

(ii)   such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the 2048 Original Notes then due.

The Issuer may, on giving not more than 60 nor less than 10 days’ notice to the Trustee redeem the 2048 Exchange Notes then outstanding at a redemption price equal to the principal amount of the 2048 Exchange Notes plus any related additional amounts (as defined in the Indenture), in each case with respect to the 2048 Exchange Notes being redeemed, in the event that:

(a) the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, the Issuer has or will become obligated to pay additional amounts with respect to the 2048 Exchange Notes; or

(b) a person who is a resident for tax purposes in a jurisdiction other than a Relevant Jurisdiction into which the Issuer is merged or to which it has conveyed, transferred or leased its property is required to pay additional amounts. Nothing in this subsection (b) requires the Issuer to use reasonable measures to avoid the obligation of pay additional amounts in the event of such merger, conveyance, transfer or lease.

Additional Amounts

All sums payable by or on behalf of the Issuer pursuant to the terms and conditions of the 2048 Original Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other government charges of any nature (“Taxes”) imposed by or on behalf of the Relevant Jurisdiction, or any authority thereof or therein having power to impose Taxes unless such withholding or deduction is required by law.

If the Issuer is required by law to deduct or withhold any Taxes imposed by or on behalf of the Relevant Jurisdiction then the Issuer will pay such additional amounts as will result in the noteholders receiving the amounts they would have received if no withholding or deduction of Taxes had been required (“Additional Amounts”).

The Issuer will not be required to pay any Additional Amounts pursuant to the prior paragraph in relation to a 2048 Original Note:

(i)       to a noteholder who is liable to such Taxes on the 2048 Original Note as a result of having some connection with the Relevant Jurisdiction other than its mere ownership or possession of the 2048 Original Note or the receipt of principal or interest in respect thereof, or

(ii)       which is presented for payment more than 30 days after the date on which payment first became due except to the extent that the noteholder would have been entitled to receive the Additional Amounts if it had presented the 2048 Original Note for payment on the last day of the 30-day period, or

(iii)     where such withholding or deduction is imposed on a payment and is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on 17 December 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying-agent-based system pursuant to which a person other than the Issuer is required to withhold tax on any interest payments.

Payments under the 2048 Exchange Notes will be made without deduction or withholding for or on account of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payments by a Relevant Jurisdiction (“Taxes”), unless required by law. To the extent any such Taxes are so levied or imposed, the Issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the holder of any 2048 Exchange Note who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of and interest on such 2048 Exchange Note and any other amounts payable on such 2048 Exchange Note, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such 2048 Exchange Note to be then due and payable.

The Issuer will not be required to make any payment of Additional Amounts in relation to any 2048 Exchange Note:

(1)       to a holder who is liable to such Taxes on that 2048 Exchange Note as a result of having some connection with the Relevant Jurisdiction other than its mere ownership or possession of the 2048 Exchange Notes or the receipt of principal or interest in respect thereof;

(2)        that is presented for payment more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to receive the Additional Amounts if it had presented the 2048 Exchange Note for payment on the last day of the 30-day period;

(3)       where such withholding or deduction is imposed on a payment and is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on April 3, 2020, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying-agent-based system pursuant to which a Person other than the Issuer is required to withhold tax on any interest payments.

“Relevant Date” means the date on which the payment first becomes due. If the full amount of the moneys payable on the due date has not been received by the 2048 Original Notes Agent on or before the due date, then “Relevant Date” means the date on which notice to the effect that the full amount of the money due has been received by the 2048 Original Notes Agent is published in accordance with the terms and conditions of the 2048 Original Notes.

“Relevant Jurisdiction” means the United Kingdom and Switzerland.

In the event there is an issuer or branch substitution, as set out in the “Issuer and Branch Substitution” section of this table, the applicable Relevant Jurisdictions may also be subject to change.

The Issuer shall be permitted to withhold or deduct any amounts required by the rules of Section 871(m) of the Code or any amended or successor provisions (relating to withholding or dividend equivalents) or Sections 1471 through 1474 of the Code, or any amended or successor provisions, pursuant to any inter-governmental agreement or implementing legislation adopted by another jurisdiction in connection with these provisions, or pursuant to any agreement with the U.S. Internal Revenue Service (“FATCA withholding”) as a result of a holder, beneficial owner or an intermediary that is not an agent of the Issuer not being entitled to receive payments free of FATCA withholding. The Issuer will have no obligation to pay additional amounts or otherwise indemnify an investor for any such withholding deducted or withheld by the Issuer, the paying agent or any other party.

(4)       any such Taxes which would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settler, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States including, without limitation, such holder (or such fiduciary, settler, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

(5)       on account of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

(6)       on account of any Taxes which are payable otherwise than by withholding or deduction from payments on or in respect of any 2048 Exchange Note;

(7)       on account of any Taxes which would not have been imposed but for the failure of a holder, or any intermediary, custodian or broker, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such 2048 Exchange Note, if such compliance is required by statute or by regulation of or on behalf of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(8)       on account of any Taxes imposed solely because the holder is a bank purchasing the 2048 Exchange Notes in the ordinary course of its lending business;

(9)       on account of any Taxes required to be deducted or withheld by any paying agent from a payment on the 2048 Exchange Notes if such payment can be made without such deduction or withholding by a paying agent other than the one required to make such a deduction or withholding;

(10)      on account of any Taxes imposed on (A) a holder that actually or constructively owns 10% or more of the combined voting power of all classes of stock of the Issuer entitled to vote; or (B) contingent interest as described in section 871(h)(4) of the Code; or

(11)      any combination of (1) through (10) above;

nor shall Additional Amounts be paid with respect to any payment on a 2048 Exchange Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the 2048 Exchange Note.

“Relevant Date” means the date on which the payment first becomes due. If the full amount of the moneys payable on the due date has not been received by the Trustee on or before the due date, then “Relevant Date” means the date on which notice to the effect that the full amount of the money due has been received by the Trustee is given to holders of the 2048 Exchange Notes.

“Relevant Jurisdiction” means United Kingdom and Switzerland.

Notwithstanding any other provisions contained herein, the Issuer shall be permitted to withhold or deduct any amounts required by the rules of Section 871(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor provisions (relating to withholding or dividend equivalents) or Sections 1471 through 1474 of the Code, or any amended or successor provisions, pursuant to any inter-governmental agreement or implementing legislation adopted by another jurisdiction in connection with these provisions, or pursuant to any agreement with the U.S. Internal Revenue Service (“FATCA withholding”) as a result of a holder, beneficial owner or an intermediary not being entitled to receive payments free of FATCA withholding. The Issuer will have no obligation to pay additional amounts or otherwise indemnify an investor for any such withholding deducted or withheld by the Issuer, the Paying Agent, the Trustee, or any other party.

The provisions of this section shall also apply to any Taxes imposed by (i) any jurisdiction in which a person into which UBS AG has merged or to which UBS AG has conveyed, transferred or leased its property is a resident for tax purposes, and (ii) after giving effect to any Issuing Branch Substitution (unless UBS AG is acting through UBS Head Office immediately after giving effect to such Issuing Branch Substitution), the jurisdiction of establishment of the Branch through which UBS AG is acting immediately after giving effect to such Issuing Branch Substitution, and, in each case, such jurisdiction shall thereafter be treated in the same manner as a Relevant Jurisdiction for purposes of this section.

Governing Law and Jurisdiction	The 2048 Original Notes shall be governed by English law. The courts of England have jurisdiction to settle any disputes which may arise out of or in connection with the 2048 Original Notes.	The Indenture and the 2048 Exchange Notes are governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon the Indenture may be instituted in any U.S. state or federal court in the Borough of Manhattan, City and State of New York.

Description of the Exchange Notes

For purposes of this section entitled “Description of the Exchange Notes” references to “holders” and “you” mean those who own Exchange Notes registered in their own names on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in Exchange Notes registered in street name or in Exchange Notes issued in book-entry form through one or more depositaries. Owners of beneficial interests in the Exchange Notes should read the section below entitled “Legal Ownership and Book-Entry Issuance.” The following is a summary of the material provisions of the Indenture with respect to the Exchange Notes. Because this is a summary, it may not contain all the information that is important to you. You should read the Indenture in its entirety. See “Where You Can Find More Information.”

General

UBS AG, acting through its London branch, expects to issue the following Exchange Notes:

(i)       1.250% Notes due June 1, 2026 (the “2026 Exchange Notes”), in an aggregate principal amount of up to $1,000,000,000, corresponding to the outstanding aggregate principal amount, equal to $1,000,000,000 as of the date of this prospectus, of our Original 2026 Notes, that are validly tendered and accepted by us in the related Exchange Offer; and

(ii)       4.500% Notes due June 26, 2048 (the “2048 Exchange Notes” and together with the 2026 Exchange Notes, the “Exchange Notes”), in an aggregate principal amount of up to $1,000,000,000, corresponding to the outstanding aggregate principal amount, equal to $1,000,000,000 as of the date of this prospectus, of our 2048 Original Notes, that are validly tendered and accepted by us in the related Exchange Offer.

Each series of Exchange Notes will constitute a series of senior debt securities issued under our indenture (the “Base Indenture”), dated as of June 12, 2015, between UBS AG and U.S. Bank Trust, National Association, as trustee (the “Trustee”), as supplemented by (i) the exchange supplemental indenture to be entered into on the applicable Settlement Date in connection with the 2026 Exchange Notes (the “2026 Exchange Notes Supplemental Indenture”) and (ii) the exchange supplemental indenture to be entered into on the applicable Settlement Date in connection with the 2048 Exchange Notes (the “2048 Exchange Notes Supplemental Indenture” and together with the 2026 Exchange Supplement Indenture, the “Exchange Supplemental Indentures”). The form of each Exchange Supplemental Indenture is included as exhibit 4.2 to the registration statement this prospectus forms part of (the Base Indenture, as supplemented by the applicable Exchange Supplemental Indenture, the “Indenture”).

The terms of the Exchange Notes include those stated in the Indenture, and those terms made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this prospectus, unless otherwise defined herein, have the meaning given to them in the Indenture. We filed the original Base Indenture as an exhibit to the Form F-3 filed on June 12, 2015 (File No. 333-204908). The form of the Exchange Supplemental Indentures is included as an exhibit to the registration statement this prospectus forms a part of.

Unless previously redeemed and cancelled, the Exchange Notes will mature (i) in the case of the 2026 Exchange Notes, on June 1, 2026, and (ii) in the case of the 2048 Exchange Notes, on June 26, 2048 (each such maturity date, a “Maturity Date” and together the “Maturity Dates”). The Maturity Dates for each series of Exchange Notes are the same as the maturity dates for the corresponding series of Original Notes

The Exchange Notes will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your Exchange Notes.

Interest

The 2026 Exchange Notes will bear interest at a rate of 1.250% per annum and the 2048 Exchange Notes will bear interest at a rate of 4.500% per annum. The interest rates for each series of Exchange Notes are the same as the interest rates for the corresponding series of Original Notes.

Interest on each series of Exchange Notes will accrue from (and including) the last interest payment date for the corresponding series of Original Notes on which interest was paid, to (but excluding) the next applicable Interest Payment Date and, thereafter, from (and including) the previous applicable Interest Payment Date to (but excluding) the following applicable Interest Payment Date, until the applicable Maturity Date.

Interest on the 2026 Exchange Notes will be payable semi-annually in arrears on June 1 and December 1 in each year (each, a “2026 Exchange Notes Interest Payment Date”), and interest on the 2048 Exchange Notes will be payable semi-annually in arrears on June 26 and December 26 in each year (each a “2048 Exchange Notes Interest Payment Date” and together with the 2026 Exchange Notes Interest Payment Dates, the “Interest Payment Dates”); provided that if any Interest Payment Date would fall on a day that is not a Business Day, the related payment of interest otherwise payable on such date shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the applicable Interest Payment Date, and no interest shall accrue for the period from and after the applicable Interest Payment Date to such next succeeding Business Day. The Interest Payment Dates for each series of Exchange Notes are the same as the interest payment dates on the corresponding series of Original Notes.

Interest on the Exchange Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Payment at Maturity or upon Redemption

If the applicable Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the Exchange Notes will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such applicable Maturity Date or date of redemption or repayment. If any Exchange Notes are called for redemption, unless we default on payment of the redemption price, interest will cease to accrue on such Exchange Notes on the applicable redemption date.

Ranking

The Exchange Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of our winding-up or administration, the Exchange Notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Indenture

As required by U.S. federal law for publicly offered bonds and notes, the Exchange Notes are governed by a document called an indenture. The Indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee.

The Trustee has two main roles:

●	First, the Trustee can enforce your rights against us if we default. There are limitations on the extent to which the Trustee acts on your behalf, which we describe below under “Default, Remedies and Waiver of Default.”

●	Second, the Trustee performs administrative duties for us, such as sending you interest payments and notices.

See “—Our Relationship with the Trustee” below for more information about the Trustee.

We may issue many series of debt securities under the Indenture

We may issue as many distinct series of debt securities under the Indenture as we wish. This section summarizes terms of the Indenture that apply generally to all series. The provisions of the Indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the Indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities separately or together with other debt securities.

When we refer to a series of debt securities, we mean a series issued under the Indenture.

Amounts that we may issue

The Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

The Indenture and the Exchange Notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Exchange Notes.

Principal Amount, Stated Maturity and Maturity

The principal amount of an Exchange Note means the principal amount payable at its stated maturity. The term “stated maturity” with respect to any Exchange Note means the day on which the principal amount of your Exchange Note is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the Exchange Note. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of an Exchange Note without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Governing Law

The Indenture is, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Redemption and Repayment

Your Exchange Notes will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your Exchange Notes. In addition, we will not be entitled to redeem your Exchange Notes before their stated maturity (except for certain tax reasons, as described below). You will not be entitled to require us to buy your Exchange Notes from you, before their stated maturity.

Optional Tax Redemption

We have the option to redeem the Exchange Notes of a series in two situations described below. The redemption price for the Exchange Notes will be equal to the principal amount of the Exchange Notes being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. Furthermore, we must give holders of Exchange Notes of the relevant series between 10 and 60 days’ notice before redeeming the Exchange Notes of such series.

●	The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described below under “—Payment of Additional Amounts.”

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date on which your series of Exchange Notes are first issued and in a Relevant Jurisdiction, as defined in “—Payment of Additional Amounts” below. If UBS AG is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

●	The second situation is where a person located outside of a Relevant Jurisdiction into which UBS AG is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the Exchange Notes even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts

Payments under the Exchange Notes will be made without deduction or withholding for or on account of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payments by a Relevant Jurisdiction (“Taxes”), unless required by law. To the extent any such Taxes are so levied or imposed, the Issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the holder of any Exchange Note who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of and interest on such Exchange Note and any other amounts payable on such Exchange Note, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Exchange Note to be then due and payable.

The Issuer will not be required to make any payment of Additional Amounts in relation to any Exchange Note:

(1)       to a holder who is liable to such Taxes on that Exchange Note as a result of having some connection with the Relevant Jurisdiction other than its mere ownership or possession of the Exchange Notes or the receipt of principal or interest in respect thereof;

(2)       that is presented for payment more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to receive the Additional Amounts if it had presented the Exchange Note for payment on the last day of the 30-day period;

(3)       where such withholding or deduction is imposed on a payment and is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on April 3, 2020, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying-agent-based system pursuant to which a Person other than the Issuer is required to withhold tax on any interest payments;

(4)       on account of any such Taxes which would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settler, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States including, without limitation, such holder (or such fiduciary, settler, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

(5)       on account of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

(6)       on account of any Taxes which are payable otherwise than by withholding or deduction from payments on or in respect of any 2026 Exchange Notes;

(7)       on account of any Taxes which would not have been imposed but for the failure of a holder, or any intermediary, custodian or broker, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Exchange Note, if such compliance is required by statute or by regulation of or on behalf of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(8)       on account of any Taxes imposed solely because the holder is a bank purchasing the Exchange Notes in the ordinary course of its lending business;

(9)       on account of any Taxes required to be deducted or withheld by any paying agent from a payment on the Exchange Notes if such payment can be made without such deduction or withholding by a paying agent other than the one required to make such a deduction or withholding;

(10)     on account of any Taxes imposed on (A) a holder that actually or constructively owns 10% or more of the combined voting power of all classes of stock of the Issuer entitled to vote; or (B) contingent interest as described in section 871(h)(4) of the Code; or

(11)     any combination of (1) through (10) above;

nor shall Additional Amounts be paid with respect to any payment on a Exchange Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Exchange Note.

“Relevant Date” means the date on which the payment first becomes due. If the full amount of the moneys payable on the due date has not been received by the Trustee on or before the due date, then “Relevant Date” means the date on which notice to the effect that the full amount of the money due has been received by the Trustee is given to holders of the Exchange Notes.

“Relevant Jurisdiction” means United Kingdom and Switzerland.

Notwithstanding any other provisions contained herein, the Issuer shall be permitted to withhold or deduct any amounts required by the rules of Section 871(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor provisions (relating to withholding or dividend equivalents) or Sections 1471 through 1474 of the Code, or any amended or successor provisions, pursuant to any inter-governmental agreement or implementing legislation adopted by another jurisdiction in connection with these provisions, or pursuant to any agreement with the U.S. Internal Revenue Service (“FATCA withholding”) as a result of a holder, beneficial owner or an intermediary not being entitled to receive payments free of FATCA withholding. The Issuer will have no obligation to pay additional amounts or otherwise indemnify an investor for any such withholding deducted or withheld by the Issuer, the Paying Agent, the Trustee, or any other party.

The provisions of this section shall also apply to any Taxes imposed by (i) any jurisdiction in which a person into which UBS AG has merged or to which UBS AG has conveyed, transferred or leased its property is a resident for tax purposes, and (ii) after giving effect to any Issuing Branch Substitution (unless UBS AG is acting through UBS Head Office immediately after giving effect to such Issuing Branch Substitution), the jurisdiction of establishment of the Branch through which UBS AG is acting immediately after giving effect to such Issuing Branch Substitution, and, in each case, such jurisdiction shall thereafter be treated in the same manner as a Relevant Jurisdiction for purposes of this section.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another firm. We are also permitted to sell our assets substantially as an entirety to another firm. With regard to any series of Exchange Notes, we may not take any of these actions, however, unless all the following conditions are met:

●	If the successor firm in the transaction is not UBS AG, the successor firm must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the Indenture.

●	Immediately after the transaction, no default under the Exchange Notes of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the Exchange Notes of any series, we will not need to obtain the approval of the holders of those Exchange Notes in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell our assets substantially as an entirety to another firm. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control of UBS AG but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor firm is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the Exchange Notes.

Issuing Branch Substitution

UBS AG may, without the consent of holders, upon giving no more than 30 and no less than 10 days’ notice to holders, at any time, (i) cease to make payments of principal, interest and any other amounts due under the Exchange Notes then outstanding and fulfil any of its other obligations and exercise any of its other rights and powers in respect of, or arising under, the Exchange Notes then outstanding through any of UBS AG’s branches outside of Switzerland (each a “Branch”) or UBS AG’s head offices in Basel and Zurich (the “UBS Head Offices”), as applicable, through which it is acting at the time of the relevant notice, and (ii) commence making such payments, fulfilling such other obligations and exercising such powers and rights through another Branch or the UBS Head Office (if UBS AG was not acting through UBS Head Office at the time of the relevant notice) as designated in the relevant notice (an “Issuing Branch Substitution”), provided that, as of the time of giving the relevant notice, (A) the Issuer is not in default in respect of any amount payable under the Exchange Notes, and (B) the Issuer would not be required to pay any Additional Amounts under the terms of the Exchange Notes after giving effect to such Issuing Branch Substitution that it would not have been required to pay if such Issuing Branch Substitution were not to occur.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to the series to which your Exchange Notes belong occurs and is not cured, as described in this subsection.

Events of default

An event of default with respect to each series of Exchange Notes means any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

●	We do not pay the principal or any interest on any Exchange Note of such series when it becomes due and payable, and such default continues for a period of 30 days;

●	We remain in breach of any other covenant we make in the Indenture for the benefit of the Exchange Notes of that series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the Trustee or the holders of not less than 10% in principal amount of the relevant series of Exchange Notes then outstanding; or

●	We file for bankruptcy or certain other bankruptcy, insolvency or reorganization or other similar events relating to UBS AG occur.

Remedies if an event of default occurs

If an event of default has occurred with respect to any series of Exchange Notes and has not been cured or waived, the Trustee or the holders of not less than 25% in principal amount of all Exchange Notes of that series then outstanding may declare the entire principal amount of the Exchange Notes of that series to be due immediately. If an event of default occurs because of bankruptcy, insolvency or reorganization events relating to UBS AG, the entire principal amount of the Exchange Notes of that series will be automatically accelerated, without any action by the Trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of Exchange Notes. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the Exchange Notes of that series may cancel the acceleration for the entire series.

If an event of default occurs, the Trustee will have special duties. The Trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability. If the Trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all Exchange Notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee with respect to that series. These majority holders may also direct the Trustee in performing any other action under the Indenture with respect to the Exchange Notes of that series.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any Exchange Note, all of the following must occur:

●	The holder of your Exchange Note must give the Trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

●	The holders of not less than 25% in principal amount of all Exchange Notes of your series must make a written request that the Trustee take action because of the default, and they or other holders must offer to the Trustee indemnity reasonably satisfactory to the Trustee against the cost and other liabilities of taking that action.

●	The Trustee must not have taken action for 60 days after the above steps have been taken.

●	During those 60 days, the holders of a majority in principal amount of the Exchange Notes of your series must not have given the Trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all Exchange Notes of your series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your Exchange Note on or after its due date.

Waiver of default

The holders of not less than a majority in principal amount of the Exchange Notes of any series may waive a default for all Exchange Notes of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your Exchange Note, however, without the approval of the particular holder of that Exchange Note.

We will give the Trustee information about defaults annually

We will furnish to the Trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the Indenture and the Exchange Notes, or else specifying any default under the Exchange Notes.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of the maturity of the Exchange Notes. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Modification and Waiver of Covenants

There are three types of changes we can make to the Indenture and the Exchange Notes of any series.

Changes requiring each holder’s approval

First, there are changes that cannot be made without the approval of each holder of an Exchange Note affected by the change. Here is a list of those types of changes:

●	change the stated maturity for any principal or interest payment on an Exchange Note;

●	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for an Exchange Note;

●	permit redemption of an Exchange Note if not previously permitted;

●	impair any right a holder may have to require repayment of his or her Exchange Note;

●	impair any right that a holder of any Exchange Note may have to exchange or convert the Exchange Note for or into securities or other property;

●	change the currency of any payment on an Exchange Note other than as permitted by the Exchange Note;

●	change the place of payment on an Exchange Note, if it is in non-global form;

●	impair a holder’s right to sue for payment of any amount due on his or her Exchange Note;

●	reduce the percentage in principal amount of the Exchange Notes of any one or both series, taken separately or together, as applicable, the approval of whose holders is needed to change the Indenture or those Exchange Notes;

●	reduce the percentage in principal amount of the Exchange Notes of any one or both series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the Indenture or to waive defaults; and

●	change the provisions of the Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected Exchange Note.

Changes not requiring approval of holders

The second type of change does not require any approval by holders of the Exchange Notes of an affected series. This type of change is limited to clarifications and changes that would not adversely affect the Exchange Notes of that series in any material respect. We also do not need any approval to make changes that affect only Exchange Notes to be issued under the Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular Exchange Note, even if they affect other Exchange Notes. In those cases, we do not need to obtain the approval of the holder of the unaffected Exchange Note; we need only obtain any required approvals from the holders of the affected debt Exchange Notes.

Changes requiring majority approval

Any other change to the Indenture and the Exchange Notes would require the following approval:

●	If the change affects only the Exchange Notes of a particular series, it must be approved by the holders of 66⅔% in principal amount of the Exchange Notes of that series.

●	If the change affects the Exchange Notes of more than one series of Exchange Notes issued under the Indenture, it must be approved by the holders of 66⅔% in principal amount of all series affected by the change, with the Exchange Notes of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).

●	In each case, the required approval must be given by written consent.

Majority approval would be required for us to obtain a waiver of any of our covenants in the Indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular Exchange Note, or in the Indenture as it affects that Exchange Note, that we cannot change without the approval of the holder of that Exchange Note as described above under “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the Exchange Notes or request a waiver.

Special Rules for Action by Holders

When holders take any action under the Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the Trustee an instruction, we will apply the following rules.

Only outstanding Exchange Notes are eligible

Only holders of outstanding Exchange Notes of the applicable series will be eligible to participate in any action by holders of Exchange Notes of that series. Also, we will count only outstanding Exchange Notes in determining whether the various percentage requirements for taking action have been met. For these purposes, an Exchange Note will not be “outstanding”:

●	if it has been surrendered for cancellation;

●	if we have deposited or set aside, in trust for its holder, money for its payment or redemption; or

●	if we or one of our affiliates, such as UBS Securities LLC or UBS Financial Services Inc., is the beneficial owner.

Determining record dates for action by holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Indenture. In certain limited circumstances, only the Trustee will be entitled to set a record date for action by holders. If we or the Trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the Trustee specifies if it sets the record date. We or the Trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global Exchange Notes may differ from those for other debt securities.

Form, Exchange and Transfer of Exchange Notes

We will issue each Exchange Note in global—i.e., book-entry—form only. Exchange Notes in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the Exchange Notes represented by the global security. Those who own beneficial interests in a global Exchange Note will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all Exchange Notes in global form.

If an Exchange Note is issued as a global Exchange Note, only the depositary— DTC—will be entitled to transfer and exchange the Exchange Note or exercise any other rights of a holder as described in this subsection, since the depositary will be the sole holder of the Exchange Note.

If any Exchange Notes cease to be issued in global form, then they will be issued:

●	only in fully registered form;

●	without interest coupons; and

●	in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their Exchange Notes for Exchange Notes of smaller denominations (subject to the limit above) or combined into fewer Exchange Notes of larger denominations, as long as the total principal amount is not changed. You may not exchange your Exchange Notes for securities of a different series or having different terms.

Holders may exchange or transfer their Exchange Notes at the office of the Trustee. They may also replace lost, stolen, destroyed or mutilated Exchange Notes at that office. We have appointed the Trustee to act as our transfer agent for registering Exchange Notes in the names of holders and transferring and replacing Exchange Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their Exchange Notes, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any Exchange Notes.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Payment Mechanics for Exchange Notes

Who receives payments?

If interest is due on an Exchange Note on an interest payment date, we will pay the interest to the person in whose name the Exchange Note is registered at the close of business on the regular record date described below relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the Exchange Note. If principal or another amount besides interest is due on an Exchange Note at maturity, we will pay the amount to the holder of the Exchange Note against surrender of the Exchange Note at a proper place of payment (or, in the case of a global Exchange Note, in accordance with the applicable policies of the depositary).

Business Days

The term “Business Day” means, for any Exchange Note, any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or The City of New York, New York.

How will we make payments due in U.S. dollars

Payments on Global Exchange Notes. We will make payments on a global Exchange Note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the Exchange Note. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Exchange Notes. We will make payments on an Exchange Note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the Trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the Exchange Note. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.

Alternatively, if a non-global Exchange Note has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the Exchange Note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five Business Days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the Exchange Note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their Exchange Notes.

Payment when offices are closed

If any payment is due on an Exchange Note on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any Exchange Note or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices Exchange Notes in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its corporate trust office in New York City, as the paying agent. We must notify the Trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the Trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global Exchange Note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of Exchange Notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the Trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

U.S. Bank Trust National Association has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust National Association holds debt securities issued by us and serves as trustee or agent with regard to other obligations of UBS AG or its subsidiaries.

U.S. Bank Trust National Association is serving as the Trustee for the Exchange Notes and all other securities issued under the Base Indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the Trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the Trustee may be required to resign under the Indenture or one or more of our other indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

U.S. Bank Trust National Association’s address is 100 Wall Street, Suite 600, New York, NY 10005.

Legal Ownership and Book Entry Issuance

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each series of Exchange Notes will be in registered form and will be represented by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the Trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the Indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the Trustee under the Indenture and the obligations, if any, of any other third parties employed by us or the Trustee under the Indenture, run only to the holders of the securities. We do not have obligations to investors who hold indirect interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the Indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this section, we mean the Exchange Notes in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

The depositary for each series of securities will be The Depository Trust Company, New York, New York, which is known as “DTC.”

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Each series of Exchange Notes will be issued in global form only and will be represented by one or more global securities at all times unless and until the global securities are terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest, as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

The Exchange Notes are issued only in the form of a global security. Investors should therefore be aware of the following:

●	An investor cannot require the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

●	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”

●	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

●	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

●	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the Trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the Trustee also do not supervise the depositary in any way.

●	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

●	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

●	if an event of default under the Indenture has occurred with regard to the applicable debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the Trustee is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Material U.S. Federal Income Tax Considerations

We believe, and intend to take the position for tax reporting purposes, that the exchange of Original Notes for Exchange Notes should not be treated as a disposition of the Original Notes for U.S. federal income tax purposes and you should accordingly not recognize gain or loss for U.S. federal income tax purposes in connection with such an exchange. If this treatment is respected for tax purposes, your tax basis and holding period in the Exchange Notes will be the same as your tax basis and holding period in the Original Notes, and you will be subject to U.S. tax in respect of the Exchange Notes in the same manner as in respect of the Original Notes.

It is possible that the Internal Revenue Service (“IRS”) could successfully assert that the exchange of Original Notes for Exchange Notes should be treated as a taxable disposition of the Original Notes for U.S. federal income tax purposes. If so treated, the exchange of the 2048 Original Notes for the 2048 Exchange Notes would in any case be treated as a tax-free recapitalization for U.S. federal income tax purposes, and a U.S. holder that exchanges 2048 Original Notes for 2048 Exchange Notes will thus generally be treated in the same manner as described above. If, however, the IRS successfully asserts that the exchange of the 2026 Original Notes for the 2026 Exchange Notes should be treated as a taxable disposition of the 2026 Original Notes for U.S. federal income tax purposes, then it is likely that a U.S. holder will recognize gain (if any) upon the exchange equal to the excess (if any) of the fair market value of the 2026 Exchange Notes on the applicable Settlement Date over the U.S. holder’s adjusted tax basis in the 2026 Original Notes. In such a case, a U.S. holder would then otherwise generally be subject to U.S. tax in respect of the Exchange Notes in the same manner as in respect of the Original Notes.

Material Swiss Tax Considerations

The following discussion is a summary of certain material Swiss tax considerations based on the legislation as of the date of this prospectus. It does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant for a decision to participate in the Exchange Offers and invest in the Exchange Notes. The tax treatment for each investor depends on the particular situation. All investors are advised to consult with their professional tax advisors as to the Swiss tax consequences of participating in the Exchange Offers, and the purchase, ownership, disposition, lapse, exercise or redemption of Exchange Notes, in light of their particular circumstances.

Withholding Tax

According to the present law and practice of the Swiss Federal Tax Administration, so long as the Issuer is recognized as a bank by the banking laws in force in England, effectively conducts banking activities and the net proceeds from the issue of the Exchange Notes are used at all times while they are outstanding outside Switzerland, payments in respect of the Exchange Notes by the Issuer are not subject to Swiss withholding tax.

On April 3, 2020, the Swiss Federal Council published draft legislation and opened a consultation procedure regarding the reform of the Swiss withholding tax regime. The draft legislation provided for, among other things, the replacement of the current debtor-based regime applicable to interest payments on bonds with a paying agent-based regime for Swiss withholding tax. In general terms, such proposed paying agent-based regime would have (i) subjected all interest payments made through paying agents in Switzerland to individuals resident in Switzerland to Swiss withholding tax and (ii) exempted from Swiss withholding tax interest payments to all other persons, including to Swiss-domiciled legal entities and foreign investors (other than for indirect interest payments via foreign and domestic collective investments vehicles). However, the results of the consultation were controversial. Consequently, the Swiss Federal Council submitted new draft legislation to the Swiss Parliament on the reform of the Swiss withholding tax system providing for the abolition of Swiss withholding tax on interest payments on bonds. This legislation was accepted by the Swiss Parliament, but was subsequently rejected in a referendum held on September 25, 2022. In view of the rejection of this legislation, the Swiss Federal Council could again propose a paying agent-based regime as contemplated by the draft legislation published on April 3, 2020. If such legislation were to be enacted and were to result in the deduction of withholding of Swiss withholding tax on any payment in respect of an Exchange Note by any person in Switzerland other than the Issuer, the holder of such Exchange Note would not be entitled to any additional amounts with respect to such Exchange Note as a result of such deduction or withholding under the terms of the Exchange Notes or the Indenture.

Stamp Tax

There is no stamp tax liability in Switzerland in connection with the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offers.

The trading of the Exchange Notes in the secondary market is subject to Swiss securities turnover tax at a rate of 0.3% of the consideration paid for the Exchange Notes traded, if a Swiss domestic (or Principality of Liechtenstein) securities dealer (as defined in the Swiss Federal Act on Stamp Duties of June 27, 1973, as amended (the “Swiss Stamp Duties Act”)) is a party to, or acts as an intermediary for, the transaction and no exemption applies in respect of one of the parties to the transaction. In such case and subject to applicable statutory exemptions, typically half of the Swiss securities turnover tax is charged to one party to the transaction and the other half to the other party.

Income Tax

Non-resident holders of Exchange Notes

Under current Swiss law, a holder of Exchange Notes who is a non-resident of Switzerland and who, during the taxable year, has not engaged in trade or business through a permanent establishment or fixed place in Switzerland to which such Exchange Notes are attributable and who is not subject to taxation by Switzerland for any other reason will not be subject to Swiss Federal, Cantonal or Municipal income or other tax on gains on the exchange of the relevant Original Notes for such Exchange Notes or the sale of, or payment received under, any such Exchange Notes.

Swiss-resident holders of Exchange Notes

Swiss-resident Holders of Exchange Notes who are individuals that receive payments of interest on such Exchange Notes are required to include such payments in their personal income tax return and will be taxable on any net taxable income (including the payments of interest on such Exchange Notes) for the relevant tax period. The exchange of Original Notes for Exchange Notes pursuant to the Exchange Offers will not have any income tax consequences for Swiss-resident individual taxpayers holding the Original Notes so exchange as part of their private assets.

Swiss-resident, individual taxpayers who hold Exchange Notes as part of Swiss business assets and Swiss resident corporate taxpayers and individual or corporate taxpayers resident abroad holding Exchange Notes as part of a Swiss permanent establishment or a fixed place of business in Switzerland are required to recognize (i) payment of interest on such Exchange Notes, (ii) if such holder exchanged Original Notes for such Exchange Notes pursuant to the Exchange Offers, capital gains on such exchange, and (iii) capital gains on the sale of any such Exchange Note, in each case in their income statement for the respective tax period and are taxable on any net taxable earnings for such period.

Automatic Exchange of Information in Tax Matters

On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement (the “MCAA”) and a number of bilateral AEOI agreements with other countries, most of them on the basis of the MCAA. The MCAA is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of Automatic Exchange of Information (the “AEOI”). The Federal Act on the International Automatic Exchange of Information in Tax Matters (the “AEOI Act”) entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland. Based on these agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets held in, and income derived thereon and credited to, accounts or deposits (including Exchange Notes held in any such account or deposit) with a paying agent in Switzerland for the benefit of individuals resident in a member state of the European Union or in another treaty state.

The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of speciality (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.

Based on such multilateral or bilateral agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, including, as the case may be, Exchange Notes, held in, and income derived thereon and credited to, accounts or deposits (including Exchange Notes held in any such account or deposit) with a paying agent in Switzerland for the benefit of individuals resident in a member state of the European Union or in another treaty state.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of “Foreign Account Tax Compliance Act” (“FATCA”). The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the U.S. and Switzerland. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities. It is not yet known when negotiations will continue and, if they do, if and when any new regime would come into force.

UK Material Tax Considerations

The following is a summary of the United Kingdom withholding taxation treatment at the date hereof in relation to payments of principal and interest in respect of the Exchange Notes. It is based on current law and the published practice of His Majesty’s Revenue and Customs, which may be subject to change, sometimes with retrospective effect. The comments do not deal with other United Kingdom tax aspects of acquiring, holding or disposing of the Exchange Notes. The comments relate only to the position of persons who are absolute beneficial owners of the Exchange Notes.

The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser.

Holders of Original Notes that participate in the exchange who are in any doubt as to their tax position should consult their professional advisers.

Holders who may be liable to taxation in jurisdictions other than the United Kingdom in respect of the acquisition, holding or disposal of the Exchange Notes are particularly advised to consult their professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain United Kingdom taxation aspects of payments in respect of the Exchange Notes. In particular, holders should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the Exchange Notes even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the United Kingdom.

UK Withholding Tax on Interest

Interest on the Exchange Notes may be paid without withholding or deduction for or on account of United Kingdom income tax so long as the Issuer is a “bank” for the purposes of section 878 of the Income Tax Act 2007 and so long as such payments are made by the Issuer in the ordinary course of its business.

If this exemption ceases to apply to the Issuer, interest on the Exchange Notes may fall to be paid under deduction of United Kingdom income tax at the basic rate (currently 20%) subject to such relief or exemption as may be available.

Other rules relating to United Kingdom withholding tax

If the Exchange Notes are treated as being issued at an issue price of less than 100% of their principal amount, any discount element on the Exchange Notes should not be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above.

Where interest has been paid under deduction of United Kingdom income tax, holders of Exchange Notes who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

The references to “interest” in this summary of the United Kingdom withholding tax position mean “interest” as understood in United Kingdom tax law. The statements in this summary do not take any account of any different definitions of “interest” or “principal” that may prevail under any other law or that may be created by the terms and conditions of the Exchange Notes or any related documentation.

Notices to Certain Non-U.S. Holders

General

No action has been or will be taken in any jurisdiction that would permit a public offering of the Exchange Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the Original Notes or the Exchange Notes in any jurisdiction where action for that purpose is required. Accordingly, the Exchange Notes offered in the Exchange Offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Exchange Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Original Notes or Exchange Notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by us, the Dealer Manager and the Exchange and Information Agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the Exchange Offers to be made by a licensed broker or dealer and the Dealer Manager or any of its affiliates is a licensed broker or dealer in any such jurisdiction, such Exchange Offers shall be deemed to be made by the Dealer Manager or such affiliate (as the case may be) on our behalf in such jurisdiction. The applicable provisions of the FSMA must be complied with in respect of anything done in relation to this prospectus and the Exchange Offers in, from or otherwise involving the UK.

The Exchange Notes will be issued in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Notice to Canadian Investors

The Exchange Notes have not been nor will they be qualified for sale to the public under applicable Canadian securities laws and, accordingly, the distribution of the Exchange Notes in Canada may be made only on a private placement basis exempt from the requirement that the Issuer prepare and file a prospectus with the applicable Canadian securities regulatory authorities.

The Exchange Notes may be distributed only to investors acquiring, or deemed to be acquiring, as principal that are “accredited investors,” as defined in NI 45-106, or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients,” as defined in NI 31-103. Prospective investors in Canada will be required to complete and return the Canadian Eligibility Form for Canadian investors, including a certificate that the holder is an “accredited investor” and “permitted client.” The Canadian Eligibility Form is annexed to the letter of instruction and is also available from the Exchange and Information Agent upon request.

Any resale of the Exchange Notes in Canada must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws, which vary depending on the province and territory. An investor acquiring Exchange Notes should seek legal advice prior to any resale of the Exchange Notes.

Securities legislation in certain provinces or territories of Canada may provide an investor with remedies for rescissions or damages if the registration statement of which this prospectus forms a part (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the investor within the time limit prescribed by the securities legislation of the investor’s province or territory. An investor acquiring Exchange Notes should refer to any applicable provisions of the securities legislation of the investor’s province or territory for particulars of these rights or consult with their legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the Dealer Manager is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the Exchange Offers.

Investors acquiring Exchange Notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Exchange Notes in their particular circumstances and about the eligibility of the Exchange Notes for investment by the investor under relevant Canadian legislation.

Validity of Notes

Sullivan & Cromwell LLP, our United States counsel, will pass upon the validity of the Exchange Notes under New York law. Homburger AG, our Swiss counsel, will pass on the validity of the Exchange Notes under Swiss law.

Experts

Ernst & Young Ltd, independent registered public accounting firm, has audited UBS AG’s consolidated financial statements included in the Annual Report 2022, and the effectiveness of UBS AG’s internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference herein. UBS AG’s financial statements are incorporated by reference in reliance on Ernst & Young Ltd’s reports, given on their authority as experts in accounting and auditing.

UBS AG

Offers to Exchange

All Outstanding Original Notes Specified Herein

PROSPECTUS

The Exchange and Information Agent for the Exchange Offers is:

Kroll Issuer Services Limited

By Mail or Hand:

The Shard

32 London Bridge Street

London SE1 9SG

United Kingdom

By Phone:

+44 20 7704 0880

By E-mail:
ubs@is.kroll.com

Website:

https://deals.is.kroll.com/ubs

Attn:
Owen Morris

Any questions or requests for assistance may be directed to the Dealer Manager at the address and telephone numbers set forth below. Requests for additional copies of this prospectus and the letter of instruction may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.

The Dealer Manager for the Exchange Offers is:

UBS Securities LLC

By Mail or Hand:

1285 Avenue of the Americas

New York, NY 10019

United States of America

By Phone:

+1-203-719-1088 (U.S.)

+44 20 7568 1121 (Europe)

By E-mail:

ol-liabilitymanagement-eu@ubs.com

Attn:

Liability Management Group

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

UBS AG

Under Swiss law, directors and senior officers acting in violation of their statutory duties, whether dealing with bona fide third parties or performing any other acts on behalf of the company, may become liable to the company, its shareholders and (in bankruptcy) its creditors for damages. The directors’ liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, such as an executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the company with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the company’s business purpose.

UBS AG is a Swiss company and is headquartered in Switzerland and a number of its directors and officers are residents of Switzerland and not the United States. As a result, U.S. investors may find it difficult to serve legal process on UBS AG or those directors and executive officers or have any of them appear in a U.S. court. Furthermore, the United States and Switzerland do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment rendered against UBS AG (or any of its respective directors or executive officers that are residents of Switzerland) by any U.S. federal or state court for payment would not automatically be enforceable in Switzerland and it may be difficult for you to enforce any such judgment in Switzerland against UBS AG (or such directors or executive officers). In addition, there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal or state securities laws of the United States.

Under Swiss law, a company may indemnify a director or officer of the company against losses and expenses (unless such losses and expenses result from a culpable breach of such director’s or officer’s fiduciary duties under Swiss law), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the company.

The articles of association of UBS AG as well as Swiss statutory law contain no provisions regarding the indemnification of directors and officers. According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by such employee in the execution of their duties under the employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct.

It is UBS AG’s policy to indemnify its current or former directors and/or employees against certain losses and expenses in respect of service as a director or employee of UBS AG, one of its affiliates or another entity that UBS AG has approved, subject to specific conditions or exclusions. UBS AG maintains directors’ and officers’ insurance for its directors and officers.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description
4.1	Indenture, dated as of June 12, 2015, between UBS AG and U.S. Bank Trust National Association, as debt trustee, including form of senior debt securities (incorporated by reference to Exhibit 4.22 of UBS AG’s registration statement no. 333-204908).

4.2	Form of Exchange Notes Supplemental Indenture between UBS AG and U.S. Bank Trust National Association

4.3	Form of 2026 Exchange Note (global registered form) (included as Exhibit A to Exhibit 4.2)

4.4	Form of 2048 Exchange Note (global registered form) (included as Exhibit A to Exhibit 4.2)

5.1	Opinion of Sullivan & Cromwell LLP as to the validity of the Exchange Notes (New York law).

5.2	Opinion of Homburger AG as to the validity of the Exchange Notes and certain other matters (Swiss law).

8.1	Opinion of Sullivan & Cromwell LLP as to United States federal tax matters.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Homburger AG (included in Exhibit 5.2).

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

23.4	Consent of Ernst & Young Ltd.

24.1	Power of Attorney of Officers and Directors of UBS AG.

25.1	Form T-1 Statement of Eligibility of Debt Trustee for UBS AG (June 12, 2015 Indenture).

99.1	Letter of Instruction.

107	Filing Fee Table

Item 22.	Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

●	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

●	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

●	Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

●	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

●	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

●	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

●	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)          The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 24, 2023.

UBS AG

By:	/s/ David Kelly
Name: David Kelly
Title: Managing Director

By:	/s/ Ella Campi
Name: Ella Campi
Title: Executive Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2023.

Name	Title

*
Sergio P. Ermotti	Group Chief Executive Officer (principal executive officer)

*
Todd Tuckner	Group Chief Financial Officer (principal financial officer)

*
Steffen Henrich	Group Controller

*
Colm Kelleher	Chairman and Member of the Board of Directors

*
Lukas Gähwiler	Vice Chairman and Member of the Board of Directors

*
Jeremy Anderson	Member of the Board of Directors

*
Claudia Böckstiegel	Member of the Board of Directors

*
William C. Dudley	Member of the Board of Directors

*
Patrick Firmenich	Member of the Board of Directors

*
Fred Hu	Member of the Board of Directors

*
Mark Hughes	Member of the Board of Directors

*
Natalie Rachou	Member of the Board of Directors

*
Julie G. Richardson	Member of the Board of Directors

*
Dieter Wemmer	Member of the Board of Directors

Jeannette Wong	Member of the Board of Directors

*	David Kelly by signing his name hereto, does hereby sign this registration statement on behalf of the directors and officers of the registrant above in front of whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the SEC.

By:	/s/ David Kelly
Name: David Kelly Title: Managing Director, as Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of UBS AG in the United States on August 24, 2023.

By:	/s/ David Kelly
Name: David Kelly Title: Managing Director, as Authorized Representative